PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 21, 1997)

                                  $117,600,000

                   COUNTRYWIDE HOME EQUITY LOAN TRUST 1997-A
      REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1997-A

                                  CWABS, INC.
                                   DEPOSITOR

                                     [LOGO]

                           SELLER AND MASTER SERVICER
--------------------------------------------------------------------------------

     Each Revolving Home Equity Loan Asset Backed Certificate, Series 1997-A (collectively, the 'Certificates'), will represent an undivided interest in the Countrywide Home Equity Loan Trust 1997-A (the 'Trust Fund') to be formed pursuant to a Pooling and Servicing Agreement among Countrywide Home Loans, Inc. ('Countrywide'), as Seller and Master Servicer, CWABS, Inc., as Depositor, and The First National Bank of Chicago, as Trustee. The property of the Trust Fund will include a pool of adjustable rate home equity revolving credit line loans made or to be made in the future (the 'Mortgage Loans') under certain home equity revolving credit line loan agreements. The Mortgage Loans are secured by either first or second deeds of trust or mortgages on one- to four-family residential properties. See 'Index of Defined Terms' on page S-53 of this Prospectus Supplement and on page 95 of the Prospectus for the location of the definitions of certain capitalized terms.

     The aggregate undivided interest in the Trust Fund represented by the Certificates is expected to represent, as of February 25, 1997 (the 'Cut-off Date'), approximately 98% of the sum of the outstanding principal balances of the Mortgage Loans. The remaining undivided interest in the Trust Fund not represented by the Certificates (the 'Transferor Interest') is expected to represent approximately 2% of the outstanding principal balances of the Mortgage Loans. Only the Certificates are offered hereby.

     Distributions of principal and interest on the Certificates will be made on the fifteenth day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each, a 'Distribution Date'), commencing April 15, 1997. On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the limited extent of funds available in the Collection
Account (as defined herein), distributions with respect to interest and principal calculated as set forth under 'Summary -- Interest,' 'Summary -- Principal Payments from Principal Collections' and 'Description of the Certificates -- Distributions on the Certificates' herein. The Certificates are not guaranteed by the Depositor, Countrywide or any affiliate thereof. However, the Certificates will be unconditionally and irrevocably guaranteed as to the payment of the Guaranteed Distributions (as defined herein) on each Distribution Date pursuant to the terms of a financial guaranty insurance policy (the 'Policy') to be issued by

                                     [Logo]

     There is currently no market for the Certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See 'Risk Factors' herein and in the Prospectus.
--------------------------------------------------------------------------------

PROSPECTIVE  INVESTORS  SHOULD  REVIEW  THE INFORMATION  SET  FORTH  UNDER 'RISK
  FACTORS' ON PAGE S-15 HEREIN AND ON PAGE 14  IN  THE ACCOMPANYING PROSPECTUS.
--------------------------------------------------------------------------------

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, COUNTRYWIDE, THE TRUSTEE OR
     ANY AFFILIATE  THEREOF,  EXCEPT  TO  THE  EXTENT  PROVIDED  HEREIN.
        NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR
                     GUARANTEED BY ANY GOVERNMENTAL AGENCY.
--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES
        COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF   THIS
               PROSPECTUS. ANY  REPRESENTATION TO THE CONTRARY IS
                                A CRIMINAL OFFENSE.

                                                    ORIGINAL CERTIFICATE      PRICE TO      UNDERWRITING      PROCEEDS TO
                                                    PRINCIPAL BALANCE(1)     PUBLIC(2)      DISCOUNT(3)     THE DEPOSITOR(4)
Certificates.....................................       $117,600,000                100%        0.225%             99.775%
Total............................................       $117,600,000        $117,600,000      $264,600        $117,335,400

(1) Subject to the permitted variance described herein.

(2) Plus accrued interest, if any, from February 28, 1997.

(3) The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

(4) Before deducting expenses, estimated to be $245,000.

--------------------------------------------------------------------------------

     The Certificates are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System on or about February 28, 1997 (the 'Closing Date'). The Certificates will be offered in Europe and the United States of America.

PRUDENTIAL SECURITIES INCORPORATED            COUNTRYWIDE SECURITIES CORPORATION

February 21, 1997

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------
     The Certificates offered hereby constitute part of a separate series of Revolving Home Equity Loan Asset Backed Certificates being offered by CWABS, Inc. from time to time pursuant to its Prospectus dated February 21, 1997. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents described under 'Incorporation of Certain Documents by Reference' in the Prospectus, the financial statements of the Certificate Insurer included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission by Financial Security Assurance Holdings Ltd. ('Holdings'), are hereby incorporated by reference in this Prospectus Supplement:

          (a) The Annual Report on Form 10-K for the year ended December 31, 1995; and

          (b) The Quarterly Report on Form 10-Q for the period ended September 30, 1996.

     All financial statements of the Certificate Insurer (as defined herein) included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The Depositor hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the financial statements of the Certificate Insurer included in or as an exhibit to the documents of Holdings referred to above and filed pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus is a part shall be deemed to be a new registration statement relating to the Certificates offered hereby, and the offering of such Certificates at that time shall be deemed to be the initial bona fide offering thereof.

     The Trustee on behalf of the Trust Fund will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above and in the Prospectus under 'Incorporation of Certain Documents by Reference' that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee at The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670, telephone: (312) 407-1902, facsimile number: (312) 407-1708, attention: Corporate Trust Services Division.

                                    SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in the Prospectus Supplement or in the Prospectus. See 'Index of Defined Terms' on page S-53 of this Prospectus Supplement and on page 95 of the Prospectus for the location of the definitions of certain capitalized terms.

Trust Fund..........................  Countrywide Home Equity Loan Trust 1997-A (the 'Trust Fund') will be formed pursuant to a pooling and servicing agreement (the 'Agreement') to be dated as  of February 25, 1997 (the 'Cut-off Date') among Countrywide Home Loans,
                                      Inc. ('Countrywide'), as transferor and master servicer (together with  any successor  in  such  capacity,  the  'Seller'  and  the  'Master Servicer', respectively), CWABS, Inc., as depositor  (the 'Depositor'), and The  First
                                      National  Bank of Chicago, as trustee  (the 'Trustee'). The property of the
                                      Trust Fund will include:  a pool of adjustable  rate home equity  revolving credit  line loans made or to be made in the future (the 'Mortgage Loans'), under certain  home  equity  revolving credit  line  loan  agreements  (the
                                      'Credit  Line Agreements') and  secured by either first  or second deeds of trust or mortgages on residential  properties that are one- to  four-family properties,  condominiums  and  planned unit  developments  (the 'Mortgaged
                                      Properties'); the collections  in respect  of the  Mortgage Loans  received after  the  Cut-off  Date  (exclusive of  payments  in  respect  of accrued interest due on  or prior  to the Cut-off  Date); property  that secured  a
                                      Mortgage  Loan which has  been acquired by  foreclosure or deed  in lieu of foreclosure; an irrevocable  and unconditional  limited financial  guaranty insurance  policy (the 'Policy');  an assignment of  the Depositor's rights under the  Purchase Agreement  (as defined  herein); rights  under  certain hazard  insurance policies  covering the Mortgaged  Properties; and certain
                                      other  property,  as  described  more  fully  under  'Description  of   the
                                      Certificates -- General' herein.
                                      The  Trust Fund property will include  the unpaid principal balance of each
                                      Mortgage Loan as of the Cut-off Date (the 'Cut-off Date Principal Balance')
                                      plus any additions thereto as a result of new advances made pursuant to the applicable Credit  Line Agreement  (the 'Additional  Balances') during  the life  of the Trust Fund. With respect  to any date, the 'Pool Balance' will be equal to the aggregate of  the Principal Balances of all Mortgage  Loans as  of  such date.  The  aggregate Cut-off  Date  Principal Balance  of the
                                      Mortgage Loans is expected to  be approximately $120,000,000 (the  'Cut-off
                                      Date  Pool Balance'), subject  to the permitted  variance described herein.
                                      See 'Description of the Mortgage Loans' herein. The 'Principal Balance'  of a Mortgage Loan (other than a Liquidated Mortgage Loan (as defined herein))
                                      on  any day  is equal to  its Cut-off  Date Principal Balance  plus (i) any
                                      Additional Balances  in  respect of  such  Mortgage Loan,  minus  (ii)  all collections credited against the Principal Balance of such Mortgage Loan in accordance  with the related  Credit Line Agreement prior  to such day. The
                                      Principal Balance of  a Liquidated  Mortgage Loan after  final recovery  of related Liquidation Proceeds (as defined herein) shall be zero.
Securities Offered..................  Each  of the Revolving  Home Equity Loan  Asset Backed Certificates, Series
                                      1997-A,  offered  hereby  (the  'Certificates')  represents  an   undivided
                                      interest  in  the  Trust Fund.  Each  Certificate represents  the  right to receive payments  of interest  at the  variable rate  described below  (the
                                      'Certificate

                                      Rate'),  payable monthly, and payments of principal at such time and to the
                                      extent  provided  herein   under  'Description  of   the  Certificates   --
                                      Distributions on the Certificates'. The aggregate undivided interest in the
                                      Trust  Fund  represented by  the  Certificates as  of  the Closing  Date is
                                      expected to  equal $117,600,000  (the  'Original Invested  Amount'),  which represents  approximately  98%  of  the  Cut-off  Date  Pool  Balance.  The
                                      'Original Certificate Principal Balance' is expected to equal $117,600,000.
                                      Following the Closing Date, the 'Invested Amount' with respect to any  date will  be an  amount equal  to the  Original Invested  Amount minus  (i) the amount of  Investor Principal  Collections (as  defined herein)  previously distributed  to Certificateholders, and  minus (ii) an  amount equal to the product of the Investor Floating Allocation Percentage and the  Liquidation
                                      Loss  Amounts (each as defined herein). The Transferor (as described below)
                                      will own the  remaining undivided interest  (the 'Transferor Interest')  in the  Mortgage Loans, which is equal to  the Pool Balance minus the Invested
                                      Amount. The 'Original Transferor Interest'  is expected to initially  equal approximately  2% of the  Cut-off Date Pool  Balance. The Original Invested
                                      Amount,  the  Original  Certificate  Principal  Balance  and  the  Original
                                      Transferor  Interest will  be subject  to a  permitted variance  of plus or minus 10%. The transferor (the 'Transferor') as of any date is the owner of the Transferor Interest which initially will be Countrywide.
                                      The Certificates will be  issued pursuant to  the Agreement. The  principal
                                      amount   of  the  outstanding   Certificates  (the  'Certificate  Principal
                                      Balance') on  any  date is  equal  to the  Original  Certificate  Principal
                                      Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See 'Description of the Certificates' herein.
Removal of Certain Mortgage Loans;
  Additional Balances...............  In  order to permit the Transferor to  remove Mortgage Loans from the Trust
                                      Fund at such times,  if any, as the  Transferor Interest exceeds the  level required  by  the  Certificate  Insurer and  the  Rating  Agencies,  on any
                                      Distribution Date the Transferor may, but shall not be obligated to, remove
                                      from  the  Trust  Fund  certain  Mortgage  Loans  without  notice  to   the
                                      Certificateholders.  The Transferor is permitted  to designate the Mortgage
                                      Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of the following conditions:  (i) No Rapid Amortization  Event
                                      (as  defined herein) has  occurred; (ii) the Transferor  Interest as of the
                                      Transfer Date (as  defined herein)  (after giving effect  to such  removal)
                                      exceeds  the  Minimum Transferor  Interest  (as defined  below);  (iii) the transfer of any  Mortgage Loans  on any  Transfer Date  during the  Managed
                                      Amortization Period (as defined herein) shall not, in the reasonable belief of  the Transferor, cause a  Rapid Amortization Event to  occur or an event which with  notice  or lapse  of  time or  both  would constitute  a  Rapid
                                      Amortization Event; (iv) the Transferor shall have delivered to the Trustee a  'Mortgage  Loan  Schedule'  containing  a  list  of  all  Mortgage Loans remaining in the Trust  Fund after such removal;  (v) the Transferor  shall represent  and warrant that no  selection procedures reasonably believed by the Transferor to be adverse to the interests of the Certificateholders  or the  Certificate  Insurer were  used by  the  Transferor in  selecting such
                                      Mortgage Loans;  (vi)  in connection  with  the first  such  retransfer  of
                                      Mortgage  Loans, the  Rating Agencies (as  defined herein)  shall have been
                                      notified  of   the   proposed   transfer  and   prior   to   the   Transfer

                                      Date  shall not have notified the  Transferor in writing that such transfer would result in a  reduction or withdrawal of  the ratings assigned to  the
                                      Certificates  without regard to the Policy;  and (vii) the Transferor shall have delivered  to the  Trustee and  the Certificate  Insurer an  officer's certificate confirming the conditions set forth in clauses (i) through (vi)
                                      above.  See  'Description  of  the Certificates  --  Optional  Transfers of
                                      Mortgage Loans to the Transferor' herein.
                                      The 'Minimum Transferor Interest' as of any date is an amount equal to  the lesser  of (a) 5% of  the Pool Balance on such  date and (b) the Transferor
                                      Interest as of the Closing Date.
                                      During the  term  of  the  Trust Fund,  all  Additional  Balances  will  be transferred  to and become property of the  Trust Fund. The Pool Balance at any time will  generally fluctuate from  day to day  because the amount  of
                                      Additional  Balances and the  amount of principal  payments with respect to the Mortgage  Loans  will usually  differ  from  day to  day.  Because  the
                                      Transferor Interest is equal to the Pool Balance minus the Invested Amount, the  amount of the  Transferor Interest will  fluctuate from day  to day as
                                      draws  are  made  under  the  Credit  Line  Agreements  and  as   Principal
                                      Collections are received.
The Mortgage Loans..................  The following sets forth certain information, as of the Cut-off Date, as to the  Mortgage  Loans expected  to  be included  in  the Trust  Fund. Actual amounts and percentages may vary  depending upon the actual Mortgage  Loans included in the Trust Fund.
                                      The  Mortgage Loans will  be secured by  first or second  deeds of trust or mortgages on Mortgaged Properties expected to  be located in 44 states  and the  District of  Columbia as  of the  Cut-off Date.  On the  Closing Date,
                                      Countrywide will sell the  Mortgage Loans to the  Depositor, pursuant to  a purchase agreement (the 'Purchase Agreement').
                                      It is expected that the percentage of the Cut-off Date Principal Balance of the Mortgage Loans secured by Mortgaged Properties located in the states of
                                      California,  Utah, Colorado,  Florida and Washington  will be  no more than approximately 28.0%, 5.8%, 5.5%, 5.5% and 5.0%, respectively. The  weighted average  Combined Loan-to-Value Ratio of the  Mortgage Loans is expected to be approximately 82.0% as of the Cut-off Date. The 'Combined  Loan-to-Value
                                      Ratio' of each Mortgage Loan is the ratio of (A) the sum of (i) the maximum amount the borrower is permitted to draw down under the related Credit Line
                                      Agreement  (the 'Credit Limit') and (ii)  the amounts of any related senior mortgage loans and any  related mortgage loan  of equal priority  (computed generally  as of the date of origination of each such Mortgage Loan) to (B)
                                      the lesser of (i) the appraised value of the Mortgaged Property or (ii)  in the  case  of  a  Mortgaged  Property  purchased  within  one  year  of the origination of  the  related Mortgage  Loan,  the purchase  price  of  such
                                      Mortgaged Property.
                                      Interest  on  each Mortgage  Loan is  payable monthly  and computed  on the related daily outstanding  Principal Balance  for each day  in the  billing cycle  at a  variable rate per  annum (the  'Loan Rate') equal  at any time
                                      (subject to maximum rates,  as described herein  under 'Description of  the
                                      Mortgage  Loans -- Mortgage Loan Terms,'  and further subject to applicable usury limitations) to the  sum of (i) the  highest prime rate published  in the  'Money Rates'  section of  The Wall Street  Journal and  (ii) a Margin
                                      expected  to   be  within   the   range  of   0.000%   to  5.875%   as   of

                                      the  Cut-off Date.  The weighted  average Margin  of the  Mortgage Loans is expected to be approximately  2.3% as of the  Cut-off Date. Loan Rates  are adjusted  monthly on the first business day of the calendar month preceding the Due Date. As to each Mortgage Loan, the 'Due Date' is the fifteenth day of each month. The  Cut-off Date Principal Balances  of the Mortgage  Loans
                                      are  expected to range  from zero to $500,000  and to average approximately
                                      $22,700. Credit Limits under the Mortgage Loans as of the Cut-off Date  are expected  to range  from $8,500  to $500,000  and to  average approximately
                                      $34,300. Each Mortgage Loan will be  originated in the period from  October
                                      31,  1996 to February  25, 1997. The maximum  Credit Limit Utilization Rate
                                      (as defined herein) of the  Mortgage Loans is expected  to be 100% and  the
                                      weighted   average  Credit  Limit  Utilization   Rate  is  expected  to  be
                                      approximately 67.0%, in each  case as of the  Cut-off Date. It is  expected that  approximately 5.4% by Cut-off Date  Principal Balance of the Mortgage
                                      Loans will represent first liens on the related Mortgaged Properties, while approximately 94.6% of such Mortgage Loans will represent second liens.  It is  expected that the Mortgage Loans will have remaining terms to scheduled maturity ranging from  153 months to  302 months and  will have a  weighted average  remaining term to scheduled  maturity of approximately 285 months, in each  case as  of the  Cut-Off Date.  See 'Description  of the  Mortgage
                                      Loans' herein.
Denominations.......................  The  Certificates will be  offered for purchase  in denominations of $1,000 and multiples  of $1  in excess  thereof. The  interest in  the Trust  Fund evidenced by a Certificate (the 'Percentage Interest') will be equal to the percentage  derived by dividing the denomination of such Certificate by the
                                      Original Certificate Principal Balance.
Registration of Certificates........  The Certificates  will  initially be  issued  in book-entry  form.  Persons acquiring  beneficial ownership interests in the Certificates ('Certificate
                                      Owners')  may  elect  to  hold  their  Certificate  interests  through  The
                                      Depository  Trust Company  ('DTC'), in  the United  States, or  Cedel Bank,
                                      societe anonyme ('CEDEL') or the Euroclear System ('Euroclear'), in Europe.
                                      Transfers within DTC, CEDEL or  Euroclear, as the case  may be, will be  in accordance  with the usual  rules and operating  procedures of the relevant system. So long as the Certificates are Book-Entry Certificates (as defined herein), such Certificates will  be evidenced by  one or more  Certificates registered in the name of Cede & Co. ('Cede'), as the nominee of DTC or one of  the relevant depositaries  (collectively, the 'European Depositaries').
                                      Cross-market transfers  between  persons  holding  directly  or  indirectly through  DTC,  on  the one  hand,  and counterparties  holding  directly or indirectly through CEDEL or  Euroclear, on the other,  will be effected  in
                                      DTC  through  Citibank  N.A.  ('Citibank')  or  The  Chase  Manhattan  Bank
                                      ('Chase'), the relevant depositaries  of CEDEL or Euroclear,  respectively, and  each a participating member of DTC. The Certificates will initially be registered in the  name of  Cede. The interests  of the  Certificateholders will be represented by book entries on the records of DTC and participating members  thereof.  No  Certificate  Owner will  be  entitled  to  receive a definitive certificate representing such  person's interest, except in  the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described under 'Description of  the  Certificates --
                                      Book-Entry   Certificates'  herein.   All references   in  this  Prospectus
                                      Supplement to any Certificates reflect the

                                      rights of Certificate Owners only as  such rights may be exercised  through
                                      DTC  and its participating  organizations for so  long as such Certificates
                                      are  held  by   DTC.  See  'Risk   Factors  --  Book-Entry   Certificates',
                                      'Description  of the  Certificates --  Book-Entry Certificates'  herein and
                                      'Annex I' hereto.
Depositor...........................  CWABS,  Inc.,  a  Delaware  corporation  and  a  limited  purpose   finance
                                      subsidiary  of Countrywide Credit Industries, Inc., a Delaware corporation.
                                      The principal executive offices of the  Depositor are located at 155  North
                                      Lake  Avenue, Pasadena,  California 91101 (Telephone:  (818) 666-5205). See
                                      'The Depositor' in the Prospectus.
Master Servicer of the Mortgage
  Loans.............................  Countrywide Home  Loans,  Inc., a  New  York corporation  headquartered  in
                                      Pasadena,  California.  The  principal  executive  offices  of  the  Master
                                      Servicer are located at 155  North Lake Avenue, Pasadena, California  91101
                                      (Telephone:  (818) 304-8400). See  'Servicing of the  Mortgage Loans -- The
                                      Master Servicer' herein.
Collections.........................  All collections  on  the Mortgage  Loans  will generally  be  allocated  in accordance  with the  Credit Line  Agreements between  amounts collected in respect of interest and  amounts collected in respect  of principal. As  to any  Distribution Date, 'Interest Collections' will be equal to the amounts
                                      collected  during  the   related  Collection   Period,  including   without
                                      limitation  the  portion of  Net Liquidation  Proceeds (as  defined below), allocated to interest pursuant to the  terms of the Credit Line  Agreements less Servicing Fees for the related Collection Period.
                                      As  to any Distribution Date, 'Principal  Collections' will be equal to the sum of  (i) the  amounts collected  during the  related Collection  Period, including  without  limitation  the portion  of  Net  Liquidation Proceeds, allocated to principal pursuant to the terms of the Credit Line  Agreements and (ii) any Transfer Deposit Amounts (as defined herein).
                                      'Net Liquidation Proceeds' with respect to a Mortgage Loan are the proceeds
                                      (excluding  amounts drawn  on the Policy)  received in  connection with the
                                      liquidation  of  any  Mortgage   Loan,  whether  through  trustee's   sale,
                                      foreclosure  sale  or  otherwise,  reduced  by  related  expenses,  but not including the portion, if  any, of such amount  that exceeds the  Principal
                                      Balance  of the Mortgage Loan plus  any accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan  became a Liquidated Mortgage Loan.
                                      With  respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ('Investor Interest Collections') will  equal the  product of (a) Interest Collections for such Distribution Date and (b)
                                      the  Investor  Floating   Allocation  Percentage.  With   respect  to   any
                                      Distribution  Date, the  'Investor Floating  Allocation Percentage'  is the
                                      percentage equivalent of  a fraction  determined by  dividing the  Invested
                                      Amount  at the close of business on  the preceding Distribution Date (or at the Closing Date in the  case of the first  Distribution Date) by the  Pool
                                      Balance  at the beginning  of the related  Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest
                                      as  more  fully  described  under  'Description  of  the  Certificates   --
                                      Allocations and Collections' herein.
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                                      On  each  Distribution  Date,  the Investor  Interest  Collections  will be applied in the following order of  priority: (i) as payment to the  Trustee for  its  fee for  services  rendered pursuant  to  the Agreement;  (ii) as payment for the premium  for the Policy; (iii)  as payment for the  accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the Certificate Principal Balance of the  Certificates; (iv) to pay any Investor Loss Amount (as defined herein)
                                      for such Distribution Date; (v) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor
                                      Interest Collections allocable to  the Certificateholders, (b) absorbed  by the  Overcollateralization Amount,  (c) funded by  Interest Collections and
                                      Principal Collections  allocable  to  the Transferor  Interest  up  to  the
                                      Available   Transferor   Subordinated   Amount   ('Subordinated  Transferor
                                      Collections') as described under '  -- Limited Subordination of  Transferor
                                      Interest'  below or (d)  funded by draws  on the Policy;  (vi) to reimburse prior draws made  from the  Policy (with  interest thereon);  (vii) to  pay principal  on  the  Certificates  until  the  Invested  Amount  exceeds the
                                      Certificate Principal Balance by the Required Overcollateralization Amount,
                                      each as defined herein (such amount,  if any, paid pursuant to this  clause
                                      (vii)  being referred to herein  as the 'Accelerated Principal Distribution
                                      Amount'); (viii)  to any  other  amounts owed  to the  Certificate  Insurer pursuant  to the  Insurance Agreement; (ix)  as payment  of certain amounts that may be  required to be  paid to  the Master Servicer  pursuant to  the
                                      Agreement;  and (x) to the Transferor  to the extent permitted as described
                                      under  'Description   of  the   Certificates   --  Distributions   on   the
                                      Certificates' herein.
                                      Investor  Interest Collections available  after the payment  of interest on
                                      the  Certificates   and   Subordinated  Transferor   Collections   may   be
                                      insufficient  to  cover any  Investor  Loss Amount.  If  such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw in an amount equal to such difference will be made on the Policy  in accordance with the terms of the Policy.
                                      The  'Overcollateralization  Amount' on  any date  of determination  is the amount, if  any,  by which  the  Invested Amount  exceeds  the  Certificate
                                      Principal  Balance on such day.  Payments to Certificateholders pursuant to clause (iii) above will be interest payments on the Certificates.  Payments to Certificateholders pursuant to clauses (iv), (v) and (vii) above will be principal  payments  on  the  Certificates and  will  therefore  reduce the
                                      Certificate Principal Balance, however,  payments pursuant to clause  (vii)
                                      will not reduce the Invested Amount. The Accelerated Principal Distribution
                                      Amount is not guaranteed by the Policy.
                                      'Liquidation  Loss Amount' means,  with respect to  any Liquidated Mortgage
                                      Loan, the unrecovered Principal Balance thereof  at the end of the  related
                                      Collection  Period in which such Mortgage Loan became a Liquidated Mortgage
                                      Loan, after giving  effect to  the Net Liquidation  Proceeds in  connection therewith.  The 'Investor Loss Amount' shall be the product of the Investor
                                      Floating Allocation Percentage  and the  Liquidation Loss  Amount for  such
                                      Distribution Date. See 'Description of the Certificates -- Distributions on
                                      the Certificates' herein.
                                      Principal  Collections will be allocated between the Certificateholders and the Transferor ('Investor Principal Collections' and 'Transferor  Principal

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                                      Collections',  respectively) in accordance  with their percentage interests in the  Mortgage  Loans  of  approximately  98%  and  2%  (each,  a  'Fixed
                                      Allocation  Percentage'),  respectively,  as of  the  Closing  Date without giving effect to any  collections received on or  in respect thereof  after the  Cut-off  Date, but  a lesser  amount of  Principal Collections  may be distributed to Certificateholders during  the Managed Amortization  Period, as  described below.  The 'Investor  Fixed Allocation  Percentage' shall be approximately 98%.
                                      The  Master  Servicer  will  deposit  Interest  Collections  and  Principal
                                      Collections  in respect of the Mortgage Loans in an account established for
                                      such  purpose  under   the  Agreement  (the   'Collection  Account').   See
                                      'Description of the Certificates -- Payments on Mortgage Loans; Deposits to
                                      Collection Account' herein.
Collection Period...................  As  to any Distribution Date, the 'Collection Period' is the calendar month preceding the month of such Distribution Date (or, in the case of the first
                                      Collection Period, the period  beginning on February  26, 1997 through  the last day of March 1997).
Interest............................  Interest  on the Certificates will be  distributed monthly on the fifteenth day of each  month or, if  such day is  not a Business  Day, then the  next succeeding  Business Day (each, a 'Distribution Date'), commencing on April
                                      15, 1997,  at the  Certificate Rate  for the  related Interest  Period  (as defined  below).  The  'Certificate  Rate'  for  an  Interest  Period  will generally equal the sum of (a)  the London Interbank offered rate for  one-
                                      month  United States  dollar deposits  ('LIBOR') appearing  on the Telerate
                                      Screen Page 3750, as of the  second LIBOR Business Day (as defined  herein)
                                      prior to the first day of such Interest Period (or as of two LIBOR Business
                                      Days  prior to the Closing Date, in  the case of the first Interest Period)
                                      and (b) 0.15%. Notwithstanding the foregoing,  in no event will the  amount of  interest required to  be distributed in respect  of the Certificates on any Distribution Date exceed a per annum rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the rate at which the fee payable to the Trustee is calculated, the rate at which the premium payable
                                      to  the  Certificate  Insurer  is  calculated  and,  commencing  with   the
                                      Distribution  Date in  October 1997,  0.50%) weighted  on the  basis of the daily average  balance of  each Mortgage  Loan during  the related  billing cycle  prior to the  Collection Period relating  to such Distribution Date.
                                      Interest on  the Certificates  in  respect of  any Distribution  Date  will accrue  from the preceding Distribution  Date (or in the  case of the first
                                      Distribution  Date,  from  the  date   of  the  initial  issuance  of   the
                                      Certificates   (the  'Closing  Date'))  through   the  day  preceding  such
                                      Distribution Date (each such period, an 'Interest Period') on the basis  of the actual number of days in the Interest Period and a 360-day year.
                                      Interest payments on the Certificates will be funded from Investor Interest
                                      Collections,  Subordinated Transferor  Collections and,  if necessary, from draws on the Policy. See 'Description of the Certificates' herein.
Principal Payments from Principal
  Collections.......................  For the period beginning on the first Distribution Date and, unless a Rapid
                                      Amortization Event (as defined herein) shall have earlier occurred,  ending on the Distribution Date in March 2002 (the 'Managed Amortization Period'),
                                      the amount of Principal Collections payable to
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                                      Certificateholders   as  of  each  Distribution  Date  during  the  Managed
                                      Amortization Period will equal, to the extent funds are available therefor,
                                      the  Scheduled   Principal  Collections   Distribution  Amount   for   such
                                      Distribution Date. On any Distribution Date during the Managed Amortization
                                      Period,  the  'Scheduled Principal  Collections Distribution  Amount' shall equal the lesser of (i) the  Maximum Principal Payment (as defined  herein)
                                      and  (ii)  the  Alternative  Principal Payment  (as  defined  herein). With respect to  any Distribution  Date, the  'Maximum Principal  Payment'  will equal the product of the Investor Fixed Allocation Percentage and Principal
                                      Collections  for such Distribution  Date. With respect  to any Distribution
                                      Date, the 'Alternative Principal  Payment' will equal  the amount, but  not less  than zero, of  Principal Collections for  such Distribution Date less the aggregate of Additional Balances created during the related  Collection
                                      Period.
                                      Beginning with the first Distribution Date following the end of the Managed
                                      Amortization  Period,  the  amount  of  Principal  Collections  payable  to
                                      Certificateholders on each Distribution Date  will be equal to the  Maximum
                                      Principal Payment. See 'Description of the Certificates -- Distributions on
                                      the  Certificates' herein. In  addition, to the  extent funds are available therefor (including funds available under the Policy), on the  Distribution
                                      Date  in February  2027 Certificateholders will  be entitled  to receive as payment of  principal  an  amount  equal  to  the  outstanding  Certificate
                                      Principal Balance.
                                      If  on any Distribution  Date the Required  Overcollateralization Amount is
                                      reduced below the then  existing Overcollaterialization Amount, the  amount of Principal Collections payable to Certificateholders on such Distribution
                                      Date will be correspondingly reduced by the amount of such reduction.
                                      Distributions  of  Principal  Collections  based  upon  the  Investor Fixed
                                      Allocation  Percentage  may  result   in  distributions  of  principal   to
                                      Certificateholders  in amounts that  are greater relative  to the declining
                                      Pool Balance than  would be the  case if the  Investor Floating  Allocation
                                      Percentage  were used to determine  the percentage of Principal Collections distributed in respect of the Invested Amount. The aggregate  distributions of principal to Certificateholders will not exceed the Original Certificate
                                      Principal Balance.
The Certificate Insurer.............  Financial Security Assurance Inc. (the 'Certificate Insurer') is a New York
                                      monoline  insurance company engaged exclusively  in the business of writing financial guaranty insurance,  principally in respect  of asset-backed  and other  collateralized securities  offered in domestic  and foreign markets.
                                      The Certificate Insurer's claims-paying ability  is rated 'Aaa' by  Moody's
                                      Investors  Service, Inc. ('Moody's') and 'AAA' by each of Standard & Poor's
                                      Ratings Services, a division of The McGraw-Hill Companies, Inc.  ('Standard
                                      &   Poor's'),  Nippon  Investors  Service,   Inc.  and  Standard  &  Poor's
                                      (Australia) Pty. Ltd. See 'The Certificate Insurer' herein.
Policy..............................  On or before the Closing Date, the Policy will be issued by the Certificate
                                      Insurer pursuant to the provisions of the Insurance and Indemnity Agreement
                                      (the 'Insurance Agreement') to be dated as of February 25, 1997, among  the
                                      Seller, the Depositor, the Master Servicer and the Certificate Insurer.
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                                      S-10

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                                      The  Policy will irrevocably and  unconditionally guarantee payment on each
                                      Distribution Date to the Trustee for the benefit of the  Certificateholders the  full and complete payment of (i) the Guaranteed Principal Distribution
                                      Amount (as  defined  herein) with  respect  to the  Certificates  for  such
                                      Distribution  Date  and  (ii)  accrued  and  unpaid  interest  due  on  the
                                      Certificates  (together,   the  'Guaranteed   Distributions'),  with   such
                                      Guaranteed  Distributions  having been  calculated  in accordance  with the original terms of the Certificates  or the Agreement except for  amendments or  modifications  to which  the Certificate  Insurer  has given  its prior written consent.  The effect  of  the Policy  is  to guarantee  the  timely payment  of interest on,  and the ultimate payment  of the principal amount of, all of the Certificates.
                                      The 'Guaranteed Principal Distribution Amount' for any Distribution Date on
                                      which the Available Transferor Subordinated  Amount has been reduced to  or equals  zero shall be the amount by which the Certificate Principal Balance
                                      (after giving effect to  all other amounts  distributable and allocable  to principal  on  the  Certificates  on such  Distribution  Date)  exceeds the
                                      Invested Amount for such  Distribution Date. In  addition, the Policy  will guarantee  the payment of the  outstanding Certificate Principal Balance on the Distribution Date in  February 2027 (after giving  effect to all  other amounts  distributable  and  allocable to  principal  on  such Distribution
                                      Date).
                                      In the  absence  of  payments under  the  Policy,  Certificateholders  will directly  bear the credit  and other risks  associated with their undivided interest in the  Trust Fund. See  'Description of the  Certificates --  The
                                      Policy' herein.
Limited Subordination of Transferor
  Interest..........................  If  Investor Interest Collections on any Distribution Date are insufficient to pay (i)  accrued interest  due and  any overdue  accrued interest  (with interest  thereon  to  the  extent  permitted  by  applicable  law)  on the
                                      Certificates,  and  (ii)  the  Investor   Loss  Amount  relating  to   such
                                      Distribution   Date  (such  insufficiency  being  the  'Required  Amount'),
                                      Subordinated Transferor Collections will be  applied to cover the  Required
                                      Amount.  The portion of the Required Amount in respect of clause (ii) above not  covered  by  such  Subordinated  Transferor  Collections  (up  to  the remaining Available Subordinated Transferor Amount and not in excess of the
                                      Investor  Loss  Amounts) will  be reallocated  to the  Transferor Interest, thereby  reducing  the  Transferor  Interest.  If  such  Investor  Interest
                                      Collections plus the Subordinated Transferor Collections which have been so applied  to cover the Required Amount  are together insufficient to pay the amounts set forth in item (i) of the definition of Required Amount, then  a draw  will be made  on the Policy  for such Distribution  Date to cover the amount of such shortfall. In addition, if on any Distribution Date on which the Available  Transferor  Subordinated  Amount is  reduced  to  zero,  the
                                      Certificate  Principal Balance  exceeds the  Invested Amount  (after giving effect to all allocations and distributions with respect to principal to be made on the Certificates on such Distribution Date), a draw will be made on the  Policy  for  such  Distribution  Date  in  the  amount  by  which  the
                                      Certificate Principal Balance exceeds the Invested Amount.
                                      With   respect  to   any  Distribution  Date,   the  'Available  Transferor
                                      Subordinated Amount'  shall equal  the lesser  of the  Transferor  Interest
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                                      S-11

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                                      and the Required Transferor Subordinated Amount for such Distribution Date.
                                      With   respect  to   any  Distribution   Date,  the   'Required  Transferor
                                      Subordinated Amount' shall  be an  amount determined  as set  forth in  the
                                      Insurance Agreement (as defined herein).
Overcollateralization Amount........  The  distribution of Accelerated Principal Distribution Amounts, if any, to
                                      Certificateholders may result in the Invested Amount being greater than the
                                      Certificate Principal Balance,  thereby creating the  Overcollateralization
                                      Amount.  The  Overcollateralization Amount,  if any,  will be  available to
                                      absorb  any  Investor  Loss  Amount   not  covered  by  Investor   Interest
                                      Collections. Payments of Accelerated Principal Distribution Amounts are not
                                      covered  by  the Policy.  Any  Investor Loss  Amounts  not covered  by such overcollateralization,  Subordinated  Transferor  Collections  or  Investor
                                      Interest  Collections will be covered by draws  on the Policy to the extent provided therein.
Record Date.........................  The last day preceding a Distribution  Date or, if the Certificates are  no
                                      longer  Book-Entry  Certificates, the  last day  of  the month  preceding a
                                      Distribution Date.
Servicing...........................  The Master Servicer will be responsible for servicing, managing and  making collections  on the  Mortgage Loans. The  Master Servicer  will deposit all collections in respect of the Mortgage Loans into the Collection Account as described under 'Description  of the Certificates  -- Payments on  Mortgage
                                      Loans;  Deposits to Collection  Account' herein. On  the third Business Day prior to  each Distribution  Date (the  'Determination Date'),  the  Master
                                      Servicer  will calculate,  and instruct  the Trustee  regarding the amounts
                                      available  to   be   paid,  as   described   under  'Description   of   the
                                      Certificates -- Payments on Mortgage Loans; Deposits to Collection Account'
                                      herein,   to  the   Certificateholders  on  such   Distribution  Date.  See
                                      'Description of  the Certificates  --  Distributions on  the  Certificates'
                                      herein.  With respect to  each Collection Period,  the Master Servicer will receive from collections in respect of  interest on the Mortgage Loans,  on behalf  of itself, a portion of such collections as a monthly servicing fee
                                      (the 'Servicing Fee') in the amount of 0.50% per annum (the 'Servicing  Fee
                                      Rate')  on the aggregate Principal Balances of the Mortgage Loans as of the first  day  of  each  such  Collection  Period.  See  'Description  of  the
                                      Certificates  -- Servicing Compensation and Payment of Expenses' herein. In certain limited  circumstances,  the  Master  Servicer  may  resign  or  be removed,  in which event either the  Trustee or a third-party servicer will be appointed  as  a successor  Master  Servicer. See  'Description  of  the
                                      Certificates  --  Certain Matters  Regarding  the Master  Servicer  and the
                                      Transferor' herein.
Final Payment of Principal;
  Termination.......................  The Trust Fund will terminate on the Distribution Date following the  later of  (A) payment in full of all amounts owing to the Certificate Insurer and
                                      (B) the earliest  of (i)  the Distribution  Date on  which the  Certificate
                                      Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional retransfer  to the Transferor  of the Certificates,  as described below and
                                      (iv) the  Distribution Date  in  February 2027.  The Certificates  will  be subject  to optional retransfer to the  Transferor on any Distribution Date after the Certificate Principal Balance is  reduced to an amount less  than or  equal  to 10%  of the  Original Certificate  Principal Balance  and all
                                      amounts due
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                                      S-12

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
                                      and owing to the Certificate Insurer and unreimbursed draws on the  Policy, together  with interest thereon, as provided under the Insurance Agreement, have been  paid. The  retransfer price  will be  equal to  the sum  of  the outstanding  Certificate Principal Balance and  accrued and unpaid interest thereon at  the  Certificate  Rate  through the  day  preceding  the  final
                                      Distribution  Date. See  'Description of  The Certificates  -- Termination;
                                      Retirement of the Certificates' herein and 'The Agreements --  Termination;
                                      Optional Termination' in the Prospectus.
                                      In addition, the Trust Fund may be liquidated as a result of certain events of  bankruptcy, insolvency or receivership  relating to the Transferor. See
                                      'Description of the Certificates -- Rapid Amortization Events' herein.
Trustee.............................  The First National  Bank of  Chicago, a national  banking association  (the
                                      'Trustee'), will act as Trustee on behalf of the Certificateholders.
Mandatory Retransfer of Certain
  Mortgage Loans....................  The  Seller  will  make  certain  representations  and  warranties  in  the
                                      Agreement with  respect  to the  Mortgage  Loans. If  the  Seller  breaches certain  of its representations and warranties with respect to any Mortgage
                                      Loan and such breach materially and adversely affects the interests of  the
                                      Certificateholders  or the Certificate Insurer and  is not cured within the specified period, the  Mortgage Loan will  be removed from  the Trust  Fund upon the expiration of a specified period from the date on which the Seller becomes  aware or receives notice of such  breach and will be reassigned to the Seller. See 'Description of the Certificates -- Assignment of  Mortgage
                                      Loans' herein.
Federal Income Tax
  Consequences......................  Subject  to  the qualifications  set forth  in  'Federal Income  Tax Conse-
                                      quences' herein, Brown & Wood LLP, special tax counsel to the Depositor, is of the opinion that, under existing law, a Certificate will be treated as a debt instrument for  federal income tax  purposes as of  the Closing  Date.
                                      Under    the   Agreement,   the   Transferor,   the   Depositor   and   the
                                      Certificateholders will agree to treat the Certificates as indebtedness for federal income  tax  purposes.  Furthermore, special  tax  counsel  to  the
                                      Depositor  is of  the opinion that  the Trust  Fund will not  be treated as either an  association  or  a  publicly traded  partnership  taxable  as  a corporation  or  as  a  taxable  mortgage  pool.  See  'Federal  Income Tax
                                      Consequences' herein  and  in  the Prospectus  for  additional  information concerning the application of federal income tax laws.
ERISA Considerations................  The  acquisition of  a Certificate by  a pension or  other employee benefit plan (a 'Plan') subject to the  Employee Retirement Income Security Act  of
                                      1974,  as  amended  ('ERISA'),  could,  in  some  instances,  result  in  a
                                      'prohibited transaction' or other violation of the fiduciary responsibility provisions of  ERISA and  Code Section  4975. Certain  exemptions from  the prohibited  transaction rules could be applicable to the acquisition of the
                                      Certificates. Any  Plan  fiduciary  considering  whether  to  purchase  any
                                      Certificate  on behalf of a Plan  should consult with its counsel regarding the applicability  of the  provisions of  ERISA and  the Code.  See  'ERISA
                                      Considerations' herein and in the Prospectus.
Legal Investment Considerations.....  The  Certificates  will not  constitute  'mortgage related  securities' for
                                      purposes  of  the  Secondary  Mortgage  Market  Enhancement  Act  of   1984
                                      ('SMMEA'), because not all of the Mortgages securing the Mortgage Loans are
                                      first    mortgages.    Accordingly,    many    institutions    with   legal
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                                      S-13

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                                      authority to invest in  comparably rated securities  based solely on  first mortgages  may not be legally authorized to invest in the Certificates. See
                                      'Legal Investment  Considerations' herein  and  'Legal Investment'  in  the
                                      Prospectus.
Certificate Rating..................  It  is a condition to  the issuance of the  Certificates that they be rated
                                      'AAA' by Standard & Poor's and  'Aaa' by Moody's (each a 'Rating  Agency').
                                      In  general, ratings address credit risk  and do not address the likelihood of prepayments. See  'Ratings' herein and  'Risk Factors --  Rating of  the
                                      Securities' in the Prospectus.
Risk Factors........................  For  a discussion  of certain  risks associated  with an  investment in the
                                      Certificates, see 'Risk Factors' on page S-15 herein and on page 14 in  the
                                      Prospectus.
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                                      S-14
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
                                  RISK FACTORS

     Investors should consider the following risks in connection with the purchase of Certificates.

     Consequences of Owning Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See 'Description of the Certificates -- Book-Entry Certificates' herein and 'Risk Factors -- Book-Entry Registration' in the Prospectus.

     Since transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Certificates. See 'Description of the Certificates -- Book-Entry Certificates' herein and 'Risk Factors -- Book-Entry Registration' in the Prospectus.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Certificateholders as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of
Certificateholders only indirectly through DTC and its Participants. See 'Description of the Certificates -- Book-Entry Certificates' herein and 'Risk Factors -- Book-Entry Registration' in the Prospectus.

     Cash Flow Considerations and Risks. Minimum required monthly payments on the Mortgage Loans will at least equal and may exceed accrued interest thereon. Monthly payments and the creation of Additional Balances may vary significantly from Collection Period to Collection Period. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur if the Certificate Insurer were unable to perform its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related Mortgage Loans and thereby reduce the proceeds payable to Certificateholders. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

     Prepayment Considerations and Risks. Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See 'Description of the
Certificates' herein and 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses' in the Prospectus for a description of certain provisions of the Credit Line Agreements that may affect the prepayment experience on the Mortgage Loans. The yield to maturity and weighted average life of the Certificates will be affected primarily by the rate and timing of prepayments on the Mortgage Loans, the creation and amount, if any, of Additional Balances and the realization of Liquidation Loss Amounts. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Mortgage Loans will be borne entirely by the Certificateholders. See 'Maturity and Prepayment Considerations' herein and 'Yield and Prepayment Considerations' in the Prospectus.

     Certificate Rating. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the

Certificates may result in a reduction in the rating of the Certificates. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating
Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Legal Considerations -- Lien Priority. The Mortgage Loans are secured by mortgages (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Certificateholders will bear (i) the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See 'Certain Legal Aspects of the Loans' in the Prospectus.

     Legal Considerations -- Security Interest. Under the terms of the Agreement, so long as Countrywide's long-term senior unsecured debt is rated at least 'BBB-' by Standard & Poor's and 'Baa2' by Moody's, the Master Servicer will be entitled to maintain possession of the documentation relating to each Mortgage Loan sold by it, including the Credit Line Agreements and the Related Documents or other evidence of indebtedness signed by the borrower, and the assignments of the related mortgages to the Trust Fund will not be required to be recorded. Failure to deliver the Related Documents to the Trustee will have the result in most (if not all) of the states in which the Related Documents will be held, and failure to record the assignments of the related mortgages to the Trustee will have the result in certain states in which the Mortgaged Properties are located, of making the sale of the Closing Date Pool Balance, Additional Balances and Related Documents potentially ineffective against (i) any creditors of Countrywide, who may have been fraudulently or inadvertently induced to rely on the Mortgage Loans as assets of Countrywide, or (ii) any purchaser of a Mortgage Loan who had no notice of the prior conveyance to the Trust Fund if such purchaser perfects his interest in the Mortgage Loan by taking possession of the Related Documents or other evidence of indebtedness or otherwise. In such event, the Trust Fund would be an unsecured creditor of Countrywide.

     Bankruptcy and Insolvency Risks. The sale of the Mortgage Loans from Countrywide to the Depositor pursuant to the Purchase Agreement will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of Countrywide, the trustee in bankruptcy of Countrywide may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by Countrywide, secured by a pledge of the applicable Mortgage Loans. If the trustee in bankruptcy decided to challenge such transfer, (i) if the Mortgage Loans have not been delivered to the Trustee, the interest of the Trust Fund in the Mortgage Loans will be that of an unperfected security interest and (ii) even if the Mortgage Loans have been delivered to the Trustee, delays in payments of the Certificates and reductions in the amounts thereof could occur. The Depositor will warrant in the Agreement that the transfer of the Mortgage Loans by it to the Trust Fund is either a valid transfer and assignment of such Mortgage Loans to the Trust Fund or the grant to the Trust Fund of a security interest in such Mortgage Loans.

     If a conservator, receiver or trustee were appointed for the Transferor, or if certain other events relating to the bankruptcy or insolvency of the Transferor were to occur, Additional Balances would not be sold to the Trust Fund. In such an event, the Rapid Amortization Period would commence and the Trustee would attempt to sell the Mortgage Loans (unless Certificateholders holding Certificates evidencing undivided interests aggregating at least 51% of the Certificate Principal Balance instruct otherwise), thereby causing early payment of the Certificate Principal Balance. The net proceeds of such sale will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. The Investor Fixed Allocation Percentage of remaining amounts will be distributed to the Certificateholders and the Policy will cover any amount by which such remaining net proceeds are insufficient to pay the Certificate Principal Balance or interest at the Certificate Rate in full.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer.

     Geographic Concentration. It is expected that no more than approximately 28.0% (by Cut-off Date Principal Balance of the Mortgage Loans) of the Mortgaged Properties will be located in the State of California. After the Cut-off Date, the degree of geographic concentration could change as a result of prepayments and/or the creation of Additional Balances. An overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Properties securing the Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the California residential real estate market will not weaken. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.

     Master Servicer's Ability to Change the Terms of the Mortgage Loans. The Master Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not materially and adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Loan Rate for such Mortgage Loan. Any such increase in the Credit Limit of a Mortgage Loan would increase the Loan-to-Value Ratio of such Mortgage Loan and, accordingly, would increase the risk of the Trust Fund's investment in such Mortgage Loan. In addition, any reduction in the Loan Rate of a Mortgage Loan would reduce the excess cash flow available to absorb losses.

     Delinquent  Mortgage Loans.   The  Trust Fund  will include  Mortgage Loans
which are 59 or fewer days delinquent as of the Cut-off Date. It is expected that the Cut-off Date Principal Balance of Mortgage Loans which are between 30 days and 59 days delinquent as of the Cut-off Date will not exceed $250,000. If
(i) there are not sufficient funds from the Investor Interest Collections to cover the Investor Loss Amounts for any Distribution Date, (ii) the Overcollateralization Amount, if any, has been reduced to zero, (iii) the Available Transferor Subordinated Amount has been reduced to zero and (iv) the Certificate Insurer fails to perform its obligations under the Policy, the aggregate amount of principal returned to the Certificateholders may be less than the Certificate Principal Balance on the day the Certificates are issued.

     For a discussion of additional risks pertaining to the Certificates, see 'Risk Factors' in the Prospectus.

                            THE CERTIFICATE INSURER

     The following information set forth in this section has been provided by the Certificate Insurer. Accordingly, none of the Depositor, the Master Servicer or the Underwriters makes any representation as to the accuracy and completeness of such information.

     General. Financial Security Assurance Inc. (the 'Certificate Insurer' or 'Financial Security') is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Certificate Insurer is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     The Certificate Insurer and its subsidiaries are engaged exclusively in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities thereby enhancing the credit rating of those securities in consideration for the payment of a premium to the insurer. The Certificate Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Certificate Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Insurer's underwriting criteria.

     The Certificate Insurer is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ('Holdings'), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund

American Enterprises Holdings, Inc., U S WEST Capital Corporation and the Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of the Certificate Insurer or any claim under any insurance policy issued by the Certificate Insurer or to make any additional contribution to the capital of the Certificate Insurer.

     The principal executive offices of the Certificate Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

     Reinsurance. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Certificate Insurer or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Certificate Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Certificate Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy.

     Ratings of Claims-Paying Ability. The Certificate Insurer's claims-paying ability is rated 'Aaa' by Moody's and 'AAA' by each of Standard & Poor's, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     Capitalization.   The following table sets  forth the capitalization of the
Certificate Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1996 (in thousands):

                                                                             SEPTEMBER 30, 1996
                                                                             ------------------
                                                                                (UNAUDITED)
Deferred Premium Revenue
  (net of prepaid reinsurance premiums)...................................       $  358,145
                                                                             ------------------
Shareholder's Equity:
     Common Stock.........................................................           15,000
     Additional Paid-In Capital...........................................          666,470
     Unrealized Gain on Investments (net of deferred income taxes)........            2,482
     Accumulated Earnings.................................................          111,231
                                                                             ------------------
Total Shareholder's Equity................................................       $  795,183
                                                                             ------------------
Total Deferred Premium Revenue and Shareholder's Equity...................       $1,153,328
                                                                             ------------------
                                                                             ------------------

     For further information concerning the Certificate Insurer, see the consolidated financial statements of the Certificate Insurer and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Certificate Insurer are available upon request to the State of New York Insurance Department.

     Incorporation of Certain Documents by Reference. The consolidated financial statements of the Certificate Insurer and Subsidiaries included as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited financial statements of the Certificate Insurer and Subsidiaries for the nine-month period ended September 30, 1996 included as an exhibit to the Quarterly Report on Form 10-Q for the period ended September 30, 1996, each of which has been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement.

     All financial statements of the Certificate Insurer and Subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

     Insurance Regulation. The Certificate Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Certificate

Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ('single risks') and the volume of transactions ('aggregate risks') that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information regarding the Certificate Insurer or Holdings set forth under the heading 'The Certificate Insurer.'

                              THE MASTER SERVICER

GENERAL

     The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Agreement. The Master Servicer may perform any of its obligations under the Agreement through one or more subservicers.
Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.

THE MASTER SERVICER

     Countrywide Home Loans, Inc. ('Countrywide'), a New York corporation and a subsidiary of Countrywide Credit Industries, Inc., will act as Master Servicer for the Mortgage Loans pursuant to the Agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in October 1994.

     At December 31, 1996, Countrywide provided servicing for approximately $154 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At December 31, 1996, Countrywide provided servicing for approximately $453 million aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

     The principal executive offices of Countrywide are located at 155 North Lake Avenue, Pasadena, California 91101-7139. Its telephone number is (818) 304-8400. Countrywide conducts operations from its headquarters in Pasadena and from offices located throughout the nation.

                          THE HOME EQUITY LOAN PROGRAM

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

     The following is a description of the underwriting procedures customarily employed by the Seller with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the Seller's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, favorable credit history, equity in the related property and the nature of the underlying first mortgage loan.

     Each applicant for a home equity loan is required to complete an application which lists the applicant's assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrates that there is sufficient income and equity in the real property to justify making a home equity loan, the Seller will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

     The Seller originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Alternative Documentation Loan Program (the 'Alternative Documentation Program') and its Reduced Documentation Loan Program (the 'Reduced Documentation Program'). The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verifications of deposits and permits alternative methods of employment verification. Under the Reduced Documentation Program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification therefore is waived. Mortgage loans underwritten under the Reduced Documentation Program are limited to self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion.

     Full appraisals are generally performed on all home equity loans which at origination had a principal balance greater than $100,000. Such appraisals are determined on the basis of a Seller-approved, independent third-party, fee-based appraisal completed on forms approved by Federal National Mortgage Association ('FNMA') or Federal Home Loan Mortgage Corporation ('FHLMC'). For loans which had at origination a principal balance equal to or less than $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either FNMA or FHLMC. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements and generally is required to have been made not earlier than 150 days prior to the date of origination of the Mortgage Loan. The minimum and maximum loan amounts for home equity loans are currently $10,000 and $500,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit thereunder, in each case after giving effect to all prior draws and payments thereon.

     After obtaining all applicable employment, credit and property information, the Seller uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The 'debt-to-income ratio' is the ratio of the borrower's total monthly payments (assumed to be based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on the foregoing, for loans with Combined Loan-to-Value Ratios of 90% or less, the maximum monthly debt-to-income ratio is 45%. For loans with Combined Loan-to-Value Ratios greater than 90%, the maximum monthly debt-to-income ratio is generally 40%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The Seller currently offers home equity loan products that allow maximum Combined Loan-to-Value Ratios of 70%, 80%, 90% and 100%.

     It is generally the Seller's policy to require a title search or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has an original principal balance of $100,000 or more, the Seller requires that the borrower obtain an American Land Title Association ('ALTA') policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or such home equity loan is in first lien position.

SERVICING OF THE MORTGAGE LOANS

     The Master Servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,
(i) the collection and aggregation of  payments relating to the Mortgage  Loans;
(ii) the supervision of delinquent Mortgage Loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of Mortgaged Properties; and
(iii) the preparation of tax related information in connection with the Mortgage Loans.

     Billing statements are mailed monthly by the Master Servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the Master Servicer to the Mortgagor with such statements. All payments are due by the fifteenth day of the month.

     With respect to Mortgage Loans, the general policy of the Master Servicer is to initiate foreclosure in the underlying property (i) after such loan is 60 days or more delinquent and satisfactory arrangements cannot be made with the Mortgagor; or (ii) if a notice of default on a senior lien is received by the Master Servicer. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage Loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

     After foreclosure, if the home equity loan is secured by a first mortgage lien, the Master Servicer may liquidate the Mortgaged Property and charge off the home equity loan balance which was not recovered through liquidation proceeds. If the Mortgaged Property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the Mortgaged Property. If in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the portfolio and applicable laws and regulations.

FORECLOSURE AND DELINQUENCY EXPERIENCE

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since Countrywide only began servicing home equity loans in October 1994, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                   DELINQUENCY AND FORECLOSURE EXPERIENCE(1)

                                                        AS OF DECEMBER 31, 1995          AS OF DECEMBER 31, 1996
                                                     -----------------------------    -----------------------------
                                                        PRINCIPAL                        PRINCIPAL
                                                         BALANCE        PERCENTAGE        BALANCE        PERCENTAGE
                                                     ---------------    ----------    ---------------    ----------

Portfolio.........................................   $149,806,173.13         --       $452,944,001.14         --
Delinquency percentage(1)
     30-59 Days...................................        303,577.48       0.20%           599,953.75       0.13%
     60-89 Days...................................        537,731.49       0.36            444,075.12       0.10
     90+ Days.....................................         13,644.96       0.01            437,162.71       0.10
                                                     ---------------      -----       ---------------      -----
          Total(2)................................   $    854,953.93       0.57%      $  1,481,191.58       0.33%
                                                     ---------------      -----       ---------------      -----
                                                     ---------------      -----       ---------------      -----
Foreclosure Rate(3)...............................   $    288,439.89       0.19%      $    771,389.69       0.17%
Bankruptcy Rate(4)................................   $    212,516.75       0.14%      $    766,265.47       0.17%

                                                        (footnotes on next page)

(footnotes from previous page)

(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

(3) 'Foreclosure Rate' is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

(4) 'Bankruptcy Rate' is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     Certain information with respect to the Mortgage Loans expected to be included in the Trust Fund is set forth below. A detailed description of the Mortgage Loans actually delivered (the 'Detailed Description') will be available to purchasers of the Certificates at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the Certificates. The Detailed Description will specify the aggregate of the Principal Balances of the Mortgage Loans included in the Trust Fund as of the Cut-off Date (the 'Cut-off Date Pool Balance') and will also include, among other things, the following information regarding such Mortgage Loans: the outstanding Principal Balances of such Mortgage Loans as of the Cut-off Date, the lien priorities of such Mortgage Loans, the Loan Rates borne by such Mortgage Loans as of the Cut-off Date, the Combined Loan-to-Value Ratios of such Mortgage Loans, the remaining term to scheduled maturity of such Mortgage Loans, the type of properties securing such Mortgage Loans, the geographical distribution of such Mortgage Loans by state and the Credit Limits and Credit Limit Utilization Rates of such Mortgage Loans as of the Cut-off Date. The Mortgage Loans will have been originated pursuant to loan agreements and disclosure statements (the 'Credit Line Agreements') and will be secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on Mortgaged Properties expected to be located in 44 states and the District of Columbia as of the Cut-off Date. The Mortgaged Properties securing the Mortgage Loans will consist of residential properties that are one- to four-family properties. See ' -- Mortgage Loan Terms' below.

     The 'Credit Limit Utilization Rate' is determined by dividing the Cut-off Date Pool Balance by the aggregate of the Credit Limits of the related Credit Line Agreements. The Combined Loan-to-Value Ratio for a Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Credit Line Agreement relating to the Mortgage Loan and (ii) any outstanding principal balances of related mortgage loans senior or equal in priority to such Mortgage Loan (calculated generally at the date of origination of the Mortgage
Loan) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. It is expected that the Cut-off Date Pool Balance will be approximately $120,000,000, which will be equal to the aggregate Principal Balances of the Mortgage Loans included in the Trust Fund property as of the Cut-off Date. As of the Cut-off Date, no Mortgage Loan will be more than 59 days delinquent.

MORTGAGE LOAN TERMS

     General. A borrower may access a Mortgage Loan by writing a check in a minimum amount of $250. The Mortgage Loans bear interest at a variable rate which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Mortgage Loans are subject to a maximum per annum interest rate (the 'Maximum Rate') expected to range from 12.25% to 18.00% per annum as of the Cut-off Date and subject to applicable usury limitations. It is expected that the weighted average Maximum Rate for the Mortgage Loans will be approximately 17.80% as of the Cut-off Date. See 'Certain Legal Aspects of the Loans -- Applicability of Usury Laws' in the Prospectus. The daily periodic rate on the Mortgage Loans (the 'Loan Rate') is the sum of the Index Rate plus the spread (the 'Margin'), divided by 365 days. The Margin is expected to range between 0.000% and 5.875% and is expected to have a weighted average, with respect to the Mortgage Loans as of the Cut-off Date Date, of approximately 2.30%. The 'Index Rate' is based on the highest 'prime rate' (the 'Index') published in the 'Money Rates' table of The Wall Street Journal as of the first business day of each calendar month.

     Countrywide generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to any payments made during the first three months after origination. After such three month period, the Loan Rate will adjust to the Index Rate plus the applicable Margin. It is expected that no more than approximately 84.0% of the Mortgage Loans by Cut-off Date Principal Balance will be subject to an introductory rate of 5.99% per annum.

     In general, the home equity loans may be drawn upon for a period (the 'Draw Period') of either five years (which may be extendible for an additional five years, upon Countrywide's approval) or three years. Home equity loans with an initial Draw Period of five years, which are expected to constitute at least approximately 90.0% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a fifteen year repayment period (the 'Repayment Period') following the end of the Draw Period during which the outstanding principal balance of the loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. Mortgage Loans with a Draw Period of three years, which are expected to constitute no more than approximately 10.0% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a ten year Repayment Period following the end of the Draw Period during which the outstanding principal balance of the loan will be paid in monthly installments equal to 1/120 of the outstanding principal balance as of the end of the Draw Period.

     The minimum payment due during the Draw Period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the Mortgage Loan during the related billing period and the principal payment described above.

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans expected to be included in the Trust Fund.

                           MORTGAGE LOAN STATISTICS*

Number of Mortgage Loans........................................................   5,300
Cut-off Date Pool Balance.......................................................   $120,000,000
Cut-off Date Principal Balance:
     Range......................................................................   $0.00 to $500,000
     Average....................................................................   $22,700
Months Remaining to Scheduled Maturity:
     Range......................................................................   153 to 302 months
     Weighted Average...........................................................   At least 284 months
Loan Rate:
     Range......................................................................   5.99% to 14.125%
     Weighted Average...........................................................   6.50%
Margins:
     Range......................................................................   0.00% to 5.875%
     Weighted Average...........................................................   2.30%
Weighted Average Combined Loan-to-Value Ratio...................................   82.0%
Combined Loan-to-Value Ratio over 80%...........................................   No more than 56.0%
Combined Loan-to-Value Ratio over 90%...........................................   No more than 11.0%
Credit Limit Utilization Rates:
     Range......................................................................   0.00% to 100%
     Simple Average.............................................................   67.0%
Credit Limits:
     Range......................................................................   $8,500 to $500,000
     Average....................................................................   $34,300

                                                  (table continued on next page)

(table continued from previous page)

State Distribution of Mortgaged Properties:
     Located in California......................................................   No more than 28.0%
     Located in Utah............................................................   No more than 5.8%
     Located in Colorado........................................................   No more than 5.5%
     Located in Florida.........................................................   No more than 5.5%
     Located in Washington......................................................   No more than 5.0%
     Number of other States or District of Columbia (concentrations of 5.0% or
       less per State)..........................................................   40
Types of Mortgaged Properties:
     Single Family..............................................................   At least 87.0%
     Condominiums...............................................................   No more than 3.0%
     Planned Unit Developments (PUD)............................................   No more than 9.0%
     Two- to Four-Family........................................................   No more than 1.0%
Lien Priorities:
     First Lien.................................................................   At least 5.0%
     Second Lien................................................................   No more than 95.0%

------------

* Approximate. Actual amounts and percentages may vary depending on the actual Mortgage Loans constituting the Mortgage Loans included in the Trust Fund.

CONVEYANCE OF MORTGAGE LOANS

     The obligation of the Trust Fund to purchase Mortgage Loans on the Closing Date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Certificate Insurer: (i) such Mortgage Loan may not be 59 or more days delinquent as of the Closing Date; (ii) the remaining term to stated maturity of such Mortgage Loan will not exceed 27 years; (iii) such Mortgage Loan will be secured by a Mortgage in a first or second lien position; (iv) such Mortgage Loan will not have a Loan Rate less than 5.99%; (v) such Mortgage Loan will be otherwise acceptable to the Certificate Insurer; (vi) following the purchase of such Mortgage Loan by the Trust Fund, the Mortgage Loans as of the Closing Date (a) will have a weighted average Loan Rate of at least 6.5%; (b) will have a weighted average remaining term to stated maturity of not more than 300 months; (c) will have a weighted average Combined Loan-to-Value Ratio of not more than 82.0%; (d) will have no Mortgage Loan with a Principal Balance in excess of $500,000; (e) will have a concentration in any one state not in excess of 28.0%; and (f) will have not more than 3.0% in aggregate principal balance of Mortgage Loans relating to non-owner occupied properties; (vii) such Mortgage Loan shall have a Combined Loan-to-Value Ratio not in excess of 100%; (viii) such Mortgage Loan will have a Credit Limit between $8,500 to $500,000; (ix) such Mortgage Loan will have a Margin between 0.00% and 5.875%; and (x) such Mortgage Loan will comply with the representations and warranties in the Agreement.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described under 'Description of the Certificates -- Distributions on the Certificates' herein, until the Certificate Principal Balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from Principal Collections based upon the Investor Fixed Allocation Percentage, subject to reduction as described below. During the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections based solely upon the Investor Fixed Allocation Percentage. Because prior distributions of Principal Collections to Certificateholders serve to reduce the Investor Floating Allocation Percentage but do not change the Investor Fixed Allocation Percentage, allocations of Principal Collections based on the Investor Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive Investor

Principal Collections and not a lesser amount. In addition, Investor Interest Collections may be distributed as principal to Certificateholders in connection with the Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses from Investor Interest Collections, Subordinated Transferor Collections or, in some instances, draws under the Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

     To the extent obligors make more draws than principal payments, the Transferor Interest may grow. An increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate during the Rapid Amortization Period because the Certificateholders' share of Principal Collections is based upon the Investor Fixed Allocation Percentage (without reduction). The Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust Fund at any time during the life of the Trust Fund, so long as the Transferor Interest (after giving effect to such removal) is not less than the Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See 'Description of the Certificates -- Optional Retransfers of Mortgage Loans to the Transferor' herein.

     All of the Mortgage Loans may be prepaid in full or in part at any time. However, Mortgage Loans secured by Mortgaged Properties in California are subject to an account termination fee equal to the lesser of $350 or six months interest on the amount prepaid, to the extent the prepaid amount exceeds 20% of the unpaid principal balance, if the account is terminated on or before its fifth year anniversary. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $350 and do not apply to accounts terminated subsequent to a date designated in the related Mortgage Note which, depending on the jurisdiction, ranges between six months and five years following origination. The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Certificates.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described under 'Description of the Mortgage
Loans -- Mortgage Loan Terms' herein, rates of principal payments on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust Fund with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain 'due-on-sale' provisions, and, with respect to the Mortgage Loans, the Master Servicer intends to enforce such provisions, unless (i) such enforcement is not permitted by applicable law or
(ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. The enforcement of a 'due-on-sale' provision will have the same effect as a prepayment of the related Mortgage Loan. See 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses' in the Prospectus.

     The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

     Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

     No assurance can be given as to the level of prepayments that will be experienced by the Trust Fund and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See 'Yield and Prepayment Considerations' in the Prospectus.

                      POOL FACTOR AND TRADING INFORMATION

     The 'Pool Factor' is a seven-digit decimal which the Master Servicer will compute monthly expressing the Certificate Principal Balance of the Certificates as of each Distribution Date (after giving effect to any distribution of principal on such Distribution Date) as a proportion of the Original Certificate Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. See 'Description of the Certificates -- Distributions on the Certificates' herein. Thereafter, the Pool Factor will decline to reflect reductions in the related Certificate Principal Balance resulting from distributions of principal to the Certificates and the Invested Amount of any unreimbursed Liquidation Loss Amounts.

     Pursuant to the Agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information will be made available to the Certificateholders. In addition, within 60 days after the end of each calendar year, beginning with the 1997 calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See 'Description of the Certificates -- Book-Entry Certificates' and ' -- Reports to Certificateholders' herein.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following is a description of the material provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

     The Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust Fund. The property of the Trust Fund will consist of, to the extent provided in the Agreement: (i) the Cut-off Date Principal Balance of each Mortgage Loan plus any Additional Balances created in respect thereof during the life of the Trust Fund; (ii) collections on the Mortgage Loans received after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date); (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account for the Certificates (excluding net earnings thereon); (v) the Policy; and (vi) an assignment of the Depositor's rights under the Purchase Agreement. Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially maintain the Security Register for the Certificates. See ' -- Book-Entry Certificates' below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The aggregate undivided interest in the Trust Fund represented by the Certificates as of the Closing Date is expected to equal approximately $117,600,000 (the 'Original Invested Amount'), which represents approximately 98% of the Cut-off Date Pool Balance. The 'Original Certificate Principal Balance' is expected to equal approximately $117,600,000. Following the Closing Date, the 'Invested Amount' with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections previously distributed to Certificateholders, and minus
(ii) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts (each as defined herein) for such Distribution Date. The principal amount of the outstanding Certificates (the 'Certificate Principal Balance') on any Distribution Date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See ' -- Distributions on the Certificates' below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

     The Transferor will own the remaining undivided interest in the Mortgage Loans (the 'Transferor Interest'), which, as of any date of determination, will equal the Pool Balance as of the close of business on the day preceding such date of determination, less the Invested Amount as of the close of business on the preceding Distribution Date. The Transferor Interest is expected to initially equal approximately $2,400,000, which represents approximately 2% of the Cut-off Date Pool Balance. The Transferor as of any date is the owner of the Transferor Interest and initially will be the Seller. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers and transferred to the Trust Fund.

     The Transferor has the right to sell or pledge the Transferor Interest at any time, provided (i) the Rating Agencies (as defined herein) have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates, and (ii) certain other conditions specified in the Agreement are satisfied.

BOOK-ENTRY CERTIFICATES

     The Certificates will be book-entry Certificates (the 'Book-Entry Certificates'). Persons acquiring beneficial ownership interests in the Certificates ('Certificate Owners') may elect to hold their Certificates through the Depository Trust Company ('DTC') in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.

CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ('Participants') and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants'), with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL, or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear, as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see 'Federal Income Tax Consequences -- Foreign Investors' and ' -- Backup

Withholding' herein and 'Global Clearance, Settlement And Tax Documentation Procedures Certain U.S. Federal Income Tax Documentation Requirements' in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear  was  created  in 1968  to  hold securities  for  participants of
Euroclear ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Federal Income Tax Consequences -- Foreign Investors' and ' -- Backup Withholding' herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Transferor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Transferor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Transferor or the Trustee is unable to locate a qualified successor, (b) the Transferor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-

Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the 'Related Documents'), including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date). The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor and the Transferor Certificate (as defined in the Agreement) to the Transferor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the 'Mortgage Loan Schedule') delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Cut-off Date Principal Balance of each Mortgage Loan as well as information with respect to the Loan Rate.

     The Agreement will permit Countrywide to maintain possession of the Related Documents and certain other documents relating to the Mortgage Loans (the 'Mortgage Files') and assignments of the Mortgage Loans to the Trustee will not be required to be recorded for so long as the long-term senior unsecured debt of Countrywide is rated at least 'BBB-' by Standard & Poor's and 'Baa2' by Moody's. In the event that Countrywide's long-term senior unsecured debt rating does not satisfy the above-described standards (an 'Assignment Event'), Countrywide will have 90 days to record assignments of the mortgages for each such Mortgage Loan in favor of the Trustee and 60 days to deliver the Mortgage Files pertaining to each such Mortgage Loan to the Trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Certificate Insurer to the effect that recordation of such assignments or delivery of such documentation is not required in the relevant jurisdiction to protect the interest of Countrywide and the Trustee in the Mortgage Loans). In lieu of delivery of original documentation, Countrywide may deliver documents which have been imaged optically upon delivery of an opinion of counsel that such documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the Trust Fund of the Mortgage Loans.

     Within 90 days of an Assignment Event, the Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller and the Depositor by the Trustee, the Seller will be obligated to accept the transfer of such Mortgage Loan from the Trust Fund. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the Minimum Transferor Interest at such time (a 'Transfer Deficiency'), the Seller will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in the amount (the 'Transfer Deposit Amount') equal to the amount by which the Transferor Interest would be reduced to less than the Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be treated under the Agreement as a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, no such transfer shall be considered to have occurred unless and until all required deposits to the Collection Account are actually made. The obligation of the Seller to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     An 'Eligible Substitute Mortgage Loan' is a mortgage loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not 10% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than six months earlier and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum Transferor Interest, the Seller will be required to make a deposit to the Collection Account equal to such difference.

     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant on the Closing Date that at the time of transfer to the Depositor, the Seller has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.

     Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as 'Defective Mortgage Loans.'

     Pursuant to the Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth above.

AMENDMENTS TO CREDIT LINE AGREEMENTS

     Subject to applicable law and to certain limitations described in the Agreement, the Master Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not materially and adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

     In order to permit the Transferor to remove Mortgage Loans from the Trust Fund at such times, if any, as the Transferor Interest exceeds the level required by the Certificate Insurer and the Rating Agencies, on any Distribution Date the Transferor may, but shall not be obligated to, remove on such Distribution Date (the 'Transfer Date') from the Trust Fund, certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of the following conditions: (i) No Rapid Amortization Event (as defined herein) has occurred; (ii) the Transferor Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest; (iii) the transfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period (as defined herein) shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event; (iv) the Transferor shall have delivered to the Trustee a 'Mortgage Loan Schedule' containing a list of all Mortgage Loans remaining in the Trust Fund after such removal; (v) the Transferor shall represent and warrant that no selection procedures which the Transferor reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such

Mortgage Loans; (vi) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through
(vi) above.

     As of any date of determination, the 'Minimum Transferor Interest' is an amount equal to the lesser of (a) 5% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

     The Trustee shall establish and maintain on behalf of the Master Servicer an account (the 'Collection Account') for the benefit of the Certificateholders and the Transferor, as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, within two Business Days of receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the next Distribution Date or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. Not later than the third Business Day prior to each Distribution Date (the 'Determination Date'), the Master Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

     An 'Eligible Account' is (i) an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of 'BBB-' by Standard & Poor's and 'Baa3' by Moody's, which accounts are fully insured by either the Savings Association Insurance Fund ('SAIF') or the Bank Insurance Fund ('BIF') of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Trustee or an Affiliate of the Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates without regard to the Policy.

     Eligible Investments are specified in the Agreement and are limited to (i) obligations of the United States or any agency thereof, provided the timely payment of such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy; (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than A-1 and P-2 and the long-term debt of Countrywide Home Loans, Inc. is rated at least A3 by Moody's, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy; (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by any Rating Agency without regard to the Policy; (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy; (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy; (viii) repurchase obligations with respect to any security described in clauses (i) and
(ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above; (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy, as evidenced by a signed writing delivered by each Rating Agency; (x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy; (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy; and (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy, as evidenced by a signed writing delivered by each Rating Agency; provided that no such instrument shall be an Eligible Investment if such instrument evidences the right to receive (a) interest only payments with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

ALLOCATIONS AND COLLECTIONS

     All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, 'Interest Collections' will be equal to the amounts collected during the related Collection Period, including without limitation such portion of Net Liquidation Proceeds, allocated to interest pursuant to the terms of the Credit Line Agreements less (i) Servicing Fees for the related Collection Period and (ii) amounts payable to the Master Servicer pursuant to the Agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the Mortgage Loans.

     As to any Distribution Date, 'Principal Collections' will be equal to the sum of (i) the amounts collected during the related Collection Period, including without limitation such portion of Net Liquidation Proceeds, allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts. 'Net Liquidation Proceeds' with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. 'Liquidation Proceeds' are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

     With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ('Investor Interest Collections') will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the 'Investor Floating Allocation Percentage' is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest.

     Principal Collections will be allocated between the Certificateholders and the Transferor ('Investor Principal Collections' and 'Transferor Principal Collections', respectively) as described herein.

     The Trustee will deposit any amounts drawn under the Policy into the Collection Account.

     With respect to any date, the 'Pool Balance' will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-off Date Principal Balance, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

DISTRIBUTIONS ON THE CERTIFICATES

     Beginning with the first Distribution Date (which will occur on April 15, 1997), distributions on the Certificates will be made by the Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer Book-Entry Certificates, at the close of business on the last day of the month preceding such Distribution Date (the 'Record Date'). The term 'Distribution Date' means the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $1,000,000, by wire transfer or as otherwise agreed by such Certificateholder and the Trustee) to the address of the person entitled thereto (which, in the case of Book-Entry Certificates, will be DTC or its nominee) as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Agreement, a 'Business Day' is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the states of New York, California or Illinois are required or authorized by law to be closed.

     Application of Interest Collections. On each Distribution Date, the Trustee or the Paying Agent will apply the Investor Interest Collections in the following manner and order of priority:

            (i) as payment  to the  Trustee for  its fee  for services  rendered pursuant to the Agreement;

           (ii) as payment to the Certificate Insurer for the premium for the Policy;

           (iii) as payment to Certificateholders for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the Certificate Principal Balance of the Certificates;

           (iv) to pay to Certificateholders the Investor Loss Amount for such Distribution Date;

            (v) as payment to  Certificateholders for any  Investor Loss  Amount
                for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections, (b) absorbed by the Overcollateralization Amount, (c) funded by Subordinated Transferor Collections as described below or (d) funded by draws on the Policy;

           (vi) to reimburse the Certificate Insurer for prior draws made from the Policy (with interest thereon);

           (vii) to pay to Certificateholders principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required Overcollateralization Amount (such amount so paid, the 'Accelerated Principal Distribution Amount');

          (viii) in respect of any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;

           (ix) as payment to the Master Servicer for certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and

            (x) to  pay to the  Transferor to the  extent permitted as described herein.

     Payments to Certificateholders pursuant to clause (iii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
(iv), (v) and (vii) will be principal payments on the

Certificates and will therefore reduce the Certificate Principal Balance; however, payments pursuant to clause (vii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy. The 'Overcollateralization Amount' on any date of determination is the amount, if any, by which the Invested Amount exceeds the Certificate Principal Balance on such day. The 'Required Overcollateralization Amount' shall be an amount set forth in the Insurance Agreement (as defined herein).

     To the extent that Investor Interest Collections are applied to pay the interest on the Certificates, Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If such insufficiency exists after the Available Transferor Subordinated Amount has been reduced to zero and results in the Certificate Principal Balance exceeding the Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

     'Liquidation Loss Amount' means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The 'Investor Loss Amount' shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date.

     A 'Liquidated Mortgage Loan' means, as to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Agreement, as of the end of the preceding Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of the Mortgage Loan or the related Mortgaged Property have been recovered. The Investor Loss Amount will be allocated to the Certificateholders.

     As to any Distribution Date, the 'Collection Period' is the calendar month preceding each Distribution Date (or, in the case of the first Collection Period, the period beginning on February 26, 1997 through the last day of March
1997).

     Interest will be distributed on each Distribution Date at the Certificate Rate for the related Interest Period (as defined below). The 'Certificate Rate' for a Distribution Date will generally equal a per annum rate equal to the sum of (a) LIBOR, calculated as specified below, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) plus (b) 0.15%. Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a per annum rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the rate at which the fee payable to the Trustee is calculated, the rate at which the premium payable to the Certificate Insurer is calculated and, commencing with the Distribution Date in October 1997, 0.50%) weighted on the basis of the daily average balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date.

     Interest on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the 'Closing Date')) through the day preceding such Distribution Date (each such period, an 'Interest Period') on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Certificates will be funded from Investor Interest Collections, Subordinated Transferor Collections and, if necessary, from draws on the Policy.

     Calculation of the LIBOR Rate. On the second LIBOR Business Day immediately preceding each Distribution Date, the Trustee shall determine LIBOR for the Interest Period commencing on such Distribution Date. LIBOR for the first Interest Period will be determined on the second LIBOR Business Day preceding the Closing Date. LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. 'Telerate Screen Page 3750' means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Depositor after consultation with the Trustee), the rate will be the Reference Bank Rate. The 'Reference Bank Rate' will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Depositor after consultation with the Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. 'LIBOR Business Day' means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     Transferor Collections. Collections allocable to the Transferor Interest will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Interest as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.

     Overcollateralization. The distribution of the aggregate Accelerated Principal Distribution Amount, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. The Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount that is not covered by Investor Interest Collections or the Available Transferor Subordinated Amount.

     Distributions of Principal Collections. For the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Distribution Date in March 2002 (the 'Managed Amortization Period'), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the 'Scheduled Principal Collections Distribution Amount' shall equal the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment. With respect to any Distribution Date, the 'Maximum Principal Payment' will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the 'Alternative Principal Payment' will equal the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

     Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

     If on any Distribution Date the Required Overcollateralization Amount is reduced below the then existing Overcollaterialization Amount, the amount of Principal Collections payable to Certificateholders on such Distribution Date will be correspondingly reduced by the amount of such reduction.

     The amount of Principal Collections to be distributed to Certificateholders on the first Distribution Date will reflect Principal Collections and Additional Balances during the first Collection Period which is the period beginning on February 26, 1997 through the last day of March 1997.

     Distributions  of  Principal  Collections  based  upon  the  Investor Fixed
Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

     In addition, to the extent of funds available therefor (including funds available under the Policy), on the Distribution Date in February 2027, Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

     The Paying Agent. The Paying Agent shall initially be the Trustee, together with any successor thereto in such capacity (the 'Paying Agent'). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

LIMITED SUBORDINATION OF TRANSFEROR INTEREST

     If Investor Interest Collections on any Distribution Date are insufficient to pay (i) accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the Certificates and (ii) the Investor Loss Amount on such Distribution Date (such insufficiency being the 'Required Amount'), a portion of the Interest Collections and Principal Collections allocable to the Transferor Interest (but not in excess of the Available Transferor Subordinated Amount)(the 'Subordinated Transferor Collections') will be applied to cover the Required Amount. The portion of the Required Amount in respect of clause (ii) above not covered by such Subordinated Transferor Collections will be reallocated to the Transferor Interest, thereby reducing the Transferor Interest (up to the remaining Available Transferor
Subordinated Amount and not in excess of the Investor Loss Amounts). If such Investor Interest Collections plus the amount of Subordinated Transferor Collections which have been so applied to cover the Required Amount are together insufficient to pay the amounts set forth in item (i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amount of such shortfall. In addition, if on any Distribution Date on which the Available Transferor Subordinated Amount is reduced to zero the Certificate Principal Balance exceeds the Invested Amount (after giving effect to all allocations and distributions with respect to principal to be made on the Certificates on such Distribution Date), a draw will be made on the Policy in the amount of such excess for such Distribution Date. See ' -- The Policy.'

     With respect to any Distribution Date, the 'Available Transferor Subordinated Amount' shall equal the lesser of the Transferor Interest and the Required Transferor Subordinated Amount for such Distribution Date. With respect to any Distribution Date, the 'Required Transferor Subordinated Amount' shall be an amount determined as set forth in the Insurance Agreement (as defined herein).

RAPID AMORTIZATION EVENTS

     As described above, the Managed Amortization Period will continue through the Distribution Date in March 2002, unless a Rapid Amortization Event occurs prior to such date. 'Rapid Amortization Event' refers to any of the following events:

          (a) failure on the part of the Seller (i) to make a payment or deposit required under the Agreement within three Business Days after the date such payment or deposit is required to be made, (ii) to record assignments of Mortgage Loans when required pursuant to the Agreement or (iii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Agreement, which failure materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

          (b) any representation or warranty made by the Seller or the Depositor in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders or the Certificate Insurer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Seller has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Agreement;

          (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Transferor;

          (d) the Trust Fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

          (e) the aggregate of all draws under the Policy incurred during the Managed Amortization Period exceeds 1% of the Cut-off Date Pool Balance.

     In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than 51% of the aggregate principal amount of the Certificates or the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to the Transferor, the Depositor and the Master Servicer (and to the Trustee, if given by either the Certificate Insurer or the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c), (d) or (e), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee, the Certificate Insurer or the Certificateholders immediately upon the occurrence of such event.

     In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust Fund, the Transferor will immediately cease to transfer Additional Balances to the Trust Fund and the Transferor will promptly give notice to the Trustee of any such filing or appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating at least 51% of the aggregate principal amount of the Certificates, the Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. Any proceeds will first be paid to the Certificate Insurer to the extent of any unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. The Investor Fixed Allocation Percentage of remaining amounts will be distributed to the Certificateholders on the date such amounts are received (the 'Dissolution Distribution Date'). If the portion of such amounts allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates, the Policy will cover such shortfall.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

THE POLICY

     On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Indemnity Agreement (the 'Insurance Agreement') to be dated as of February 25, 1997, among the Seller, the Depositor, the Master Servicer, the Trustee and the Certificate Insurer.

     The Policy will irrevocably and unconditionally guarantee payment (a) on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates (together, the 'Guaranteed Distributions'), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent and (b) of any Preference Amount (as defined herein). The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

     The 'Guaranteed Principal Distribution Amount' for any Distribution Date on which the Available Transferor Subordinated Amount has been reduced to or equals zero shall be the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such Distribution Date). In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in

February, 2027 (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date).

     Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.

     If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment (the 'Preference Amount') under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the 'Order') of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the Policy because such distributions were avoidable preference payments under applicable bankruptcy law, (B) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

     The terms 'Receipt' and 'Received', with respect to the Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, 'Business Day' means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the states of New York, California or Illinois are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

     The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future Guaranteed Distributions until all such Guaranteed Distributions by the Certificate Insurer have been fully reimbursed, provided that the Certificateholders have received the full amount of the Guaranteed Distributions.

     The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

     The Policy is not covered by the Property/Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law. The Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event the Certificate Insurer were to become insolvent, any claims arising under the Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to
Article 14.2 of Chapter 1 of part 2 of Division 1 of the California Insurance Code.

     Pursuant to the terms of the Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder, without the consent of such Holders and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as third party beneficiary to the Agreement.

     In the absence of payments under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust Fund.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to the Certificateholders, the Master Servicer will forward to the Trustee for mailing to such Certificateholder a statement setting forth among other items:

            (i) the  Investor Floating  Allocation Percentage  for the preceding
                Collection Period;

           (ii) the amount being distributed to Certificateholders;

           (iii) the amount of interest included in such distribution and the related Certificate Rate;

           (iv) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon to the extent permitted by applicable law);

            (v) the amount, if  any, of the  remaining overdue accrued  interest after giving effect to such distribution;

           (vi) the amount, if any, of principal included in such distribution;

           (vii) the amount, if any, of the reimbursement of previous Investor Loss Amounts included in such distribution;

          (viii) the amount, if any, of the aggregate unreimbursed Investor Loss Amounts after giving effect to such distribution;

           (ix) the Servicing Fee for such Distribution Date;

            (x) the Invested Amount, the  Certificate Principal Balance and  the
                Pool Factor, each after giving effect to such distribution;

           (xii) the Pool Balance as of the end of the preceding Collection Period;

           (xii) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

          (xiii) the book value of any real estate which is acquired by the Trust Fund through foreclosure or grant of deed in lieu of foreclosure; and

           (xiv) the amount of any draws on the Policy.

     In  the case of information furnished pursuant to clauses (iii), (iv), (v),
(vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year commencing in 1997, the Master Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the mortgage loans it owns or services. In accordance with the terms of the Agreement, the Master Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

HAZARD INSURANCE

     The Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Master Servicer will not monitor the maintenance of such insurance.

     The Agreement requires the Master Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Master Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds and, if necessary, from other collections on or in respect of the Mortgage Loans, for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders or the Transferor.

OPTIONAL PURCHASE OF DEFAULTED LOAN

     The Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment for 91 days or more. Any such purchase shall be at a price equal to 100% of the Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Loan Rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed to Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Collection Period, the Master Servicer will receive from Interest Collections in respect of the Mortgage Loans a portion of such Interest Collections as a monthly Servicing Fee in the amount equal to 0.50% per annum ('Servicing Fee Rate') on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Agreement. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Net Liquidation Proceeds and, if necessary, other collections on or in respect of the Mortgage Loans.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery on or before May 31 in each year, beginning May 31, 1998, to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before May 31 of each year, beginning May 31, 1998, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Transferor) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

     The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates without regard to the Policy; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     The Master Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

     The Agreement provides that the Master Servicer will indemnify the Trust Fund and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. Under the Agreement, the Transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement to the extent described therein (other than losses resulting from defaults under the Mortgage Loans). In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor Master Servicer, the successor Master Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the successor Master Servicer's actions or omissions. The Agreement provides that neither the Depositor, the Transferor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust Fund, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor, the Transferor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor, the Transferor or the Master Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer under the Agreement, without the execution or filing of any paper or any further act on the part of any of the parties thereto, anything in the Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

     'Events of Servicing Termination' will consist of: (i) any failure by the Master Servicer to deposit in the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for five Business Days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the Certificate Principal Balance; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Certificates or the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the Certificate Principal Balance; or (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate Insurer with the consent of holders of Certificates evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Agreement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Master Servicer shall provide the Trustee, the Depositor, the Transferor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Servicing Termination remains unremedied, either the Trustee, or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance or the Certificate Insurer, may terminate all of the rights and obligations of the Master Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $15,000,000 and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

     The Agreement may be amended from time to time by the Seller, the Master Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct any defective provision or to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor, the Seller, the Transferor or the Master Servicer or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Transferor, the Seller, the Depositor, the Trustee nor the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising  under  the  Agreement  or  the  Policy  which  shall  not  be inconsistent with the provisions of the Agreement, to comply with any requirement imposed by the Code (as defined herein) or to increase the limits set forth in the Agreement as to the amount of senior liens which the Master Servicer may consent to, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates without regard to the Policy. The Agreement may also be amended from time to time by the Seller, the Master Servicer, the Depositor, and the Trustee, and the Master Servicer and the Certificate Insurer may from time to time consent to the amendment of the Policy, with the consent of Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding or (iii) adversely affect in any material respect the interests of the Certificate Insurer.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional transfer to the Transferor of the Certificates, as described below and (iv) the Distribution Date in February 2027.

     The Certificates will be subject to optional retransfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to 10% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. In no event, however, will the Trust Fund created by the Agreement continue for more than 21 years after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     In addition, the Trust Fund may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See ' -- Rapid Amortization Events' herein.

THE TRUSTEE

     The First National Bank of Chicago, a national banking association with its principal place of business in Illinois, has been named Trustee pursuant to the Agreement.

     The commercial bank or trust company serving as Trustee may own Certificates and have normal banking relationships with the Depositor, the Master Servicer, the Seller and the Certificate Insurer and/or their affiliates.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

CERTAIN ACTIVITIES

     The Trust Fund will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities;
(v) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (vii) repurchase or otherwise reacquire its securities. See ' -- Evidence as to Compliance' above for information regarding reports as to the compliance by the Master Servicer with the terms of the Agreement.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

     The Mortgage Loans to be transferred to the Trust Fund by the Depositor will be purchased by the Depositor from Countrywide pursuant to the Purchase Agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and Countrywide, as Seller of the Mortgage Loans. Under the Purchase Agreement, the Seller will agree to transfer the Mortgage Loans and related Additional Balances to the Depositor. Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust Fund, and the Depositor will assign its rights in, to and under the Purchase Agreement to the Trust Fund. The following is a description of the material provisions of the Purchase Agreement.

TRANSFERS OF MORTGAGE LOANS

     Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Depositor, all of its right, title and interest in and to the Mortgage Loans and all of the Additional Balances thereafter created. The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor in cash. The purchase price of each Additional Balance comprising the Principal Balance of a Mortgage Loan is the amount of such Additional Balance.

REPRESENTATIONS AND WARRANTIES

     The Seller will represent and warrant to the Depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement. The Seller will also represent and warrant to the Depositor that, among other things, immediately prior to the sale of the Mortgage Loans to the Depositor, the Seller was the sole owner and holder of the Mortgage Loans free and clear of any and all liens and security interests. The Seller will make similar representations and warranties in the Agreement. The Seller will also represent and warrant to the Depositor that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Purchase Agreement constitutes a valid sale to the Depositor of all right, title and interest of the Seller in and to the Mortgage Loans and the proceeds thereof.

ASSIGNMENT TO TRUST FUND

     The Seller will expressly acknowledge and consent to the Depositor's transfer of its rights relating to the Mortgage Loans under the Agreement to the Trust Fund. The Seller also will agree to perform its obligations under the Purchase Agreement for the benefit of the Trust Fund.

TERMINATION

     The  Purchase Agreement  will terminate upon  the termination  of the Trust
Fund.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Mortgage Loans.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Depositor ('Tax Counsel'), is of the opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the
Certificates will be treated as 'Debt Securities' as described in the Prospectus. See 'Federal Income Tax Consequences' in the Prospectus.

     The Transferor and the Certificateholders express in the Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the Mortgage Loans. The Transferor, the Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Principal Balances of the Mortgage Loans for financial accounting purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the 'IRS') and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

     Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See 'Federal Income Tax Consequences' in the Prospectus.

     While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the 'OID Regulations') it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ('OID') if the interest were not treated as 'unconditionally payable' under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See 'Federal Income Tax Consequences -- Taxation of Debt Securities; Interest and Acquisition Discount' in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

     The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement and the accompanying Prospectus with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Transferor and the Certificate Owners resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the Agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Tax Counsel that the Trust Fund will not be treated as either an association or a partnership taxable as a corporation or as a taxable mortgage pool.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a 'taxable mortgage pool' will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under
Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

     In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See 'Federal Income Tax Consequences -- Tax Treatment of Foreign Investors' in the Prospectus.

     If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of 'effectively connected' income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust Fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other 'reportable payments' (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only 'Certificateholder' of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                                  STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code, of the Plan's acquisition and ownership of such Certificates. See 'ERISA Considerations' in the Prospectus.

     The U.S. Department of Labor has granted to Prudential Securities Incorporated an administrative exemption (Prohibited Transaction Exemption
90-32; Exemption Application No. D-8145, 55 Fed. Reg. 23147 (1990)) (the 'Exemption') which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Prudential Securities Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's, Moody's, or Duff & Phelps;

          (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith;

          (5) The Trustee is not an affiliate of either Underwriter, the Seller, the Depositor, the Master Servicer, the Certificate Insurer, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates (the 'Restricted Group'); and

          (6) The Plan investing in the Certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Underwriters believe that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Certificates will be rated in the highest rating category of the Rating Agencies, the Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not 'mortgage related securities' under SMMEA. See 'Legal Investment' in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated February 21, 1997 (the 'Underwriting Agreement'), among the
Depositor, Prudential Securities Incorporated and Countrywide Securities Corporation (an affiliate of the Depositor, the Seller and the Master Servicer and, together with Prudential Securities Incorporated, the 'Underwriters'), the Depositor has agreed to sell to the Underwriters, and Prudential Securities Incorporated and Countrywide Securities Corporation have respectively agreed to purchase from the Depositor, $58,800,000 and $58,800,000 initial Certificate Principal Balance of the Certificates.

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

     The Depositor has been advised by the Underwriters that they propose initially to offer the Certificates to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at such price less a discount not in excess of 0.135% of the Certificate denominations. The Underwriters may allow and such dealers may reallow a discount not in excess of 0.0675% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Stroock & Stroock & Lavan LLP, New York, New York, will pass upon certain legal matters on behalf of the Underwriters.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    RATINGS

     It is a condition to issuance that the Certificates be rated 'AAA' by Standard & Poor's and 'Aaa' by Moody's.

     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                           PAGE
                                     ----------------
Accelerated Principal Distribution
  Amount..........................          S-8, S-35
Additional Balances...............                S-3
Agreement.........................                S-3
ALTA..............................               S-20
Alternative Documentation
  Program.........................               S-20
Alternative Principal Payment.....         S-10, S-37
Assignment Event..................               S-31
Available Transferor Subordinated
  Amount..........................         S-11, S-38
Bankruptcy Rate...................               S-22
BIF...............................               S-33
Book-Entry Certificates...........               S-27
Business Day......................         S-35, S-40
Cede..............................                S-6
CEDEL.............................                S-6
CEDEL Participants................               S-29
Certificate Insurer...............         S-10, S-17
Certificate Owners................          S-6, S-27
Certificate Principal Balance.....          S-4, S-27
Certificate Rate..................     S-3, S-9, S-36
Certificateholder.................         S-28, S-50
Certificates......................           S-1, S-3
Chase.............................                S-6
Citibank..........................                S-6
Closing Date......................     S-1, S-9, S-36
Code..............................               S-47
Collection Account................          S-9, S-33
Collection Period.................          S-9, S-36
Combined Loan-to-Value Ratio......                S-5
Cooperative.......................               S-29
Countrywide.......................     S-1, S-3, S-19
Credit Limit......................                S-5
Credit Limit Utilization Rate.....               S-22
Credit Line Agreements............          S-3, S-22
Cut-off Date......................           S-1, S-3
Cut-off Date Pool Balance.........          S-3, S-22
Cut-off Date Principal Balance....                S-3
Defective Mortgage Loans..........               S-32
Definitive Certificate............               S-28
Depositor.........................                S-3
Detailed Description..............               S-22
Determination Date................         S-12, S-33
Dissolution Distribution Date.....               S-39
Distribution Date.................     S-1, S-9, S-35
Draw Period.......................               S-23
DTC...............................    S-6, S-27, S-55
Due Date..........................                S-6
Eligible Account..................               S-33
Eligible Substitute Mortgage
  Loan............................               S-31
ERISA.............................         S-13, S-50

                                           PAGE
                                     ----------------
Euroclear.........................                S-6
Euroclear Operator................               S-29
Euroclear Participants............               S-29
European Depositaries.............          S-6, S-28
Exchange Act......................          S-2, S-18
Events of Servicing Termination...               S-44
Exemption.........................               S-50
FHLMC.............................               S-20
Financial Intermediary............               S-28
Financial Security................               S-17
Fixed Allocation Percentage.......                S-9
Foreclosure Rate..................               S-22
FNMA..............................               S-20
Global Securities.................               S-55
Guaranteed Distributions..........         S-11, S-39
Guaranteed Principal Distribution
  Amount..........................         S-11, S-39
Holdings..........................          S-2, S-17
Index.............................               S-23
Index Rate........................               S-23
Indirect Participants.............               S-28
Insurance Agreement...............         S-10, S-39
Interest Collections..............          S-7, S-34
Interest Period...................          S-9, S-36
Invested Amount...................          S-4, S-27
Investor Fixed Allocation
  Percentage......................                S-9
Investor Floating Allocation
  Percentage......................          S-7, S-34
Investor Interest Collections.....          S-7, S-34
Investor Loss Amount..............          S-8, S-36
Investor Principal Collections....          S-8, S-35
IRS...............................               S-48
LIBOR.............................                S-9
LIBOR Business Day................               S-37
Liquidated Mortgage Loan..........               S-36
Liquidation Loss Amount...........          S-8, S-36
Liquidation Proceeds..............               S-34
Loan Rate.........................          S-5, S-22
Managed Amortization Period.......          S-9, S-37
Margin............................               S-22
Master Servicer...................                S-3
Maximum Principal Payment.........         S-10, S-37
Maximum Rate......................               S-22
Minimum Transferor Interest.......          S-5, S-33
Money Rates.......................          S-5, S-23
Moody's...........................               S-10
Mortgage Files....................               S-31
Mortgage Loan Schedule............    S-4, S-31, S-32
Mortgage Loans....................           S-1, S-3
Mortgaged Properties..............                S-3
Net Liquidation Proceeds..........          S-7, S-34

                                           PAGE
                                     ----------------
OID...............................               S-48
OID Regulations...................               S-48
Order.............................               S-40
Original Certificate Principal
  Balance.........................          S-4, S-27
Original Invested Amount..........          S-4, S-27
Original Transferor Interest......                S-4
Overcollateralization Amount......          S-8, S-36
Participants......................               S-28
Paying Agent......................               S-38
Percentage Interest...............                S-6
Plan..............................               S-13
Policy............................           S-1, S-3
Pool Balance......................          S-3, S-35
Pool Factor.......................               S-26
Preference Amount.................               S-40
Principal Balance.................                S-3
Principal Collections.............          S-7, S-34
Purchase Agreement................                S-5
Rapid Amortization Event..........               S-38
Rating Agency.....................               S-14
Receipt...........................               S-40
Received..........................               S-40
Record Date.......................               S-35
Reduced Documentation Program.....               S-20
Reference Bank Rate...............               S-36
Related Documents.................               S-31
Relevant Depositary...............               S-28
Repayment Period..................               S-23
Required Amount...................         S-11, S-38
                                           PAGE
                                     ----------------
Required Transferor Subordinated
  Amount..........................         S-12, S-38
Required Overcollateralization
  Amount..........................               S-36
Restricted Group..................               S-51
Rules.............................               S-28
SAIF..............................               S-33
Scheduled Principal Collections
  Distribution Amount.............         S-10, S-37
Seller............................                S-3
Servicing Fee.....................               S-12
Servicing Fee Rate................         S-12, S-43
SMMEA.............................         S-13, S-51
Standard & Poor's.................               S-10
Subordinated Transferor
  Collections.....................          S-8, S-38
Tax Counsel.......................               S-48
Telerate Screen Page 3750.........               S-36
Terms and Conditions..............               S-30
Transfer Date.....................               S-32
Transfer Deficiency...............               S-31
Transfer Deposit Amount...........               S-31
Transferor........................                S-4
Transferor Interest...............     S-1, S-4, S-27
Transferor Principal Collections..          S-8, S-35
Trust Fund........................           S-1, S-3
Trustee...........................          S-3, S-13
Underwriters......................               S-51
Underwriting Agreement............               S-51
U.S. Person.......................               S-57

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Revolving Home Equity Loan Asset Backed Certificates, Series 1997-A (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ('DTC'), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior revolving home equity loan asset backed certificate issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to other home equity loan asset backed certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior revolving home equity loan asset backed certificate issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and CEDEL or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for  non-U.S. Persons  with  effectively connected  income  (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

_______________________________                  _______________________________

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                         ------------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
             PROSPECTUS SUPPLEMENT
Incorporation of Certain Documents by
  Reference.............................   S-2
Summary.................................   S-3
Risk Factors............................   S-15
The Certificate Insurer.................   S-17
The Master Servicer.....................   S-19
The Home Equity Loan Program............   S-19
Description of the Mortgage Loans.......   S-22
Maturity and Prepayment
  Considerations........................   S-24
Pool Factor and Trading Information.....   S-26
Description of the Certificates.........   S-27
Description of the Purchase Agreement...   S-47
Use of Proceeds.........................   S-47
Federal Income Tax Consequences.........   S-47
State Taxes.............................   S-50
ERISA Considerations....................   S-50
Legal Investment Considerations.........   S-51
Underwriting............................   S-51
Legal Matters...........................   S-52
Experts.................................   S-52
Ratings.................................   S-52
Index of Defined Terms..................   S-53
Annex I.................................   S-55
                  PROSPECTUS
Prospectus Supplement or Current Report
  on Form 8-K...........................     3
Available Information...................     3
Incorporation of Certain Documents by
  Reference.............................     3
Reports to Securityholders..............     4
Summary of Terms........................     5
Risk Factors............................    14
The Trust Fund..........................    20
Use of Proceeds.........................    24
The Depositor...........................    24
Loan Program............................    24
Description of the Securities...........    27
Credit Enhancement......................    39
Yield and Prepayment Considerations.....    44
The Agreements..........................    46
Certain Legal Aspects of the Loans......    58
Federal Income Tax Consequences.........    71
State Tax Considerations................    89
ERISA Considerations....................    89
Legal Investment........................    92
Method of Distribution..................    93
Legal Matters...........................    94
Financial Information...................    94
Rating..................................    94
Index of Defined Terms..................    95

                                  $117,600,000

                                COUNTRYWIDE HOME
                            EQUITY LOAN TRUST 1997-A

                                  CWABS, INC.
                                   DEPOSITOR

                                     [LOGO]

                           SELLER AND MASTER SERVICER

                                 REVOLVING HOME
                               EQUITY LOAN ASSET
                              BACKED CERTIFICATES,
                                 SERIES 1997-A

                      -----------------------------------
                             PROSPECTUS SUPPLEMENT
                      -----------------------------------

                             PRUDENTIAL SECURITIES
                                  INCORPORATED
                             COUNTRYWIDE SECURITIES
                                  CORPORATION

                               FEBRUARY 21, 1997

_______________________________                  _______________________________

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